Exhibit 99.2

PCSB FINANCIAL CORPORATION CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF FINANCIAL CONDITION (Unaudited) (in thousands) At December 31, 2022 Assets Cash and short term investments $ 42,373 Securities 430,488 Loans, net of deferred fees and costs 1,381,665 Allowance for credit losses (9,296) Bank premises and equipment 12,675 Goodwill 6,106 Identifiable intangible assets 65 Other assets 75,699 Total Assets $ 1,939,775 Liabilities Deposits $ 1,573,725 Borrowings 53,254 Reserve for unfunded credits - Other liabilities 40,023 Stockholders’ equity 272,773 Total Liabilities and Shareholders’ Equity $1,939,775 Common Shares 15,334,323

PCSB FINANCIAL CORPORATION CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME (Unaudited) (in thousands) Three months ended Dec 31, 2022 Interest and dividend income Loans $ 15,012 Investment securities 2,399 Federal funds sold and other 338 Total interest and dividend income 17,749 Interest expense Deposits and escrow interest 2,558 FHLB advances 235 Total interest expense 2,793 Net interest income 14,956 Provision for loan losses 264 Net interest income after provision for loan losses 14,692 Non-interest income Fees and service charges 480 Bank-owned life insurance 190 Other 7 Total non-interest income 677 Noninterest expense Salaries and employee benefits 13,731 Occupancy and equipment 1,411 Professional fees 285 Advertising 127 Postage, printing, stationary and supplies 147 FDIC assessment 125 Amortization of intangible assets 12 Communications and data processing 627 Merger related expenses 16,498 Other operating expenses 709 Total non-interest expense 33,672 Income before income tax expense (18,303) Income tax expense (181) Net income $ (18,122)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 10-Q (Mark One) ☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the quarterly period ended December 31, 2021 OR ☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from _____ to _____ Commission File Number: 001-38065 PCSB Financial Corporation (Exact Name of Registrant as Specified in its Charter) Maryland 81-4710738 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 2651 Strang Blvd, Suite 100 Yorktown Heights, NY 10598 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (914) 248-7272 N/A (Former name, former address and former fiscal year, if changed since last report) Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Symbol(s) Name of each exchange on which registered Common Stock, $0.01 par value per share PCSB The NASDAQ Stock Market, LLC Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐ Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐ Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Small reporting company ☒ Emerging growth company ☒ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for completing with any or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒ Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒ 15,334,857 shares of the Registrant’s common stock, par value $0.01 per share, were outstanding as of February 2, 2022.

Table of Contents Page PART I. FINANCIAL INFORMATION Item 1. Financial Statements (Unaudited) 3 Consolidated Balance Sheets 3 Consolidated Statements of Operations 4 Consolidated Statements of Comprehensive Income 5 Consolidated Statements of Changes in Shareholders’ Equity 6 Consolidated Statements of Cash Flows 8 Notes to Unaudited Consolidated Financial Statements 9 Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations 33 Item 3. Quantitative and Qualitative Disclosures About Market Risk 45 Item 4. Controls and Procedures 45 PART II. OTHER INFORMATION Item 1. Legal Proceedings 45 Item 1A. Risk Factors 45 Item 2. Unregistered Sales of Equity Securities and Use of Proceeds 45 Item 3. Defaults Upon Senior Securities 46 Item 4. Mine Safety Disclosures 46 Item 5. Other Information 46 Item 6. Exhibits 46 Signatures 47 2

PART I-FINANCIAL INFORMATION Item 1. Financial Statements. PCSB Financial Corporation and Subsidiaries Consolidated Balance Sheets (unaudited) (amounts in thousands, except share and per share data) December 31, June 30, 2021 2021 ASSETS Cash and due from banks $ 113,499 $ 152,070 Federal funds sold 6,840 7,235 Total cash and cash equivalents 120,339 159,305 Held to maturity debt securities, at amortized cost (fair value of $389,814 and $342,137, respectively) 390,312 337,584 Available for sale debt securities, at fair value 43,687 57,387 Total investment securities 433,999 394,971 Loans receivable, net of allowance for loan losses of $8,429 and $7,881, respectively 1,243,646 1,229,451 Loans receivable held for sale 1,452 - Accrued interest receivable 6,509 6,398 FHLB stock 4,167 4,507 Premises and equipment, net 19,550 21,099 Deferred tax asset, net 2,327 2,552 Bank-owned life insurance 35,951 35,568 Goodwill 6,106 6,106 Other intangible assets 119 151 Other assets 13,956 14,827 Total assets $ 1,888,121 $ 1,874,935 LIABILITIES AND SHAREHOLDERS' EQUITY Interest bearing deposits $ 1,307,359 $ 1,272,610 Non-interest bearing deposits 215,708 219,072 Total deposits 1,523,067 1,491,682 Mortgage escrow funds 10,880 10,536 Advances from FHLB 58,390 65,957 Other liabilities 20,950 32,200 Total liabilities 1,613,287 1,600,375 Commitments and contingencies - - Shareholders' equity: Preferred stock ($0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding as of December 31, 2021 and June 30, 2021) - - Common stock ($0.01 par value, 200,000,000 shares authorized, 18,703,577 shares issued as of both December 31, 2021 and June 30, 2021, and 15,337,979 and 15,770,645 shares outstanding as of December 31, 2021 and June 30, 2021, respectively) 187 187 Additional paid in capital 191,826 189,926 Retained earnings 157,146 150,987 Unearned compensation - ESOP (9,688) (10,176) Accumulated other comprehensive loss, net of income taxes (3,353) (3,099) Treasury stock, at cost (3,365,598 and 2,932,932 shares as of December 31, 2021 and June 30, 2021, respectively) (61,284) (53,265) Total shareholders' equity 274,834 274,560 Total liabilities and shareholders' equity $ 1,888,121 $ 1,874,935 See accompanying notes to the consolidated financial statements (unaudited) 3

PCSB Financial Corporation and Subsidiaries Consolidated Statements of Operations (unaudited) (amounts in thousands, except share and per share data) Three Months Ended December 31, Six Months Ended December 31, 2021 2020 2021 2020 Interest and dividend income Loans receivable $ 12,651 $ 12,182 $ 24,758 $ 24,729 Investment securities 2,131 1,933 4,142 3,789 Federal funds and other 88 110 197 235 Total interest and dividend income 14,870 14,225 29,097 28,753 Interest expense Deposits and escrow interest 1,292 2,158 2,646 4,590 FHLB advances 320 520 658 1,039 Total interest expense 1,612 2,678 3,304 5,629 Net interest income 13,258 11,547 25,793 23,124 Provision for loan losses 264 107 277 216 Net interest income after provision for loan losses 12,994 11,440 25,516 22,908 Noninterest income Fees and service charges 407 363 808 685 Bank-owned life insurance 191 129 383 261 Gain on sale of premises 548 - 548 - Net gains on sales of loans receivable 41 - 47 - Swap income - 238 - 367 Other 8 13 22 24 Total noninterest income 1,195 743 1,808 1,337 Noninterest expense Salaries and employee benefits 5,843 5,520 11,616 11,127 Occupancy and equipment 1,348 1,374 2,701 2,692 Communication and data processing 526 446 1,053 1,022 Professional fees 420 503 813 903 Postage, printing, stationery and supplies 182 167 325 306 FDIC assessment 121 122 246 235 Advertising 100 100 200 200 Amortization of intangible assets 16 20 32 40 Other operating expenses 249 439 443 790 Total noninterest expense 8,805 8,691 17,429 17,315 Net income before income tax expense 5,384 3,492 9,895 6,930 Income tax expense 1,096 798 1,993 1,508 Net income $ 4,288 $ 2,694 $ 7,902 $ 5,422 Earnings per common share: Basic $ 0.30 $ 0.18 $ 0.55 $ 0.36 Diluted $ 0.30 $ 0.18 $ 0.55 $ 0.36 Weighted average common shares outstanding: Basic 14,236,473 14,888,528 14,287,009 15,094,982 Diluted 14,281,232 14,889,020 14,349,272 15,094,982 See accompanying notes to the consolidated financial statements (unaudited) 4

PCSB Financial Corporation and Subsidiaries Consolidated Statements of Comprehensive Income (unaudited) (amounts in thousands) Three Months Ended December 31, Six Months Ended December 31, 2021 2020 2021 2020 Net income $ 4,288 $ 2,694 $ 7,902 $ 5,422 Other comprehensive income: Unrealized (losses) gains on available for sale debt securities: Net change in unrealized gains/losses before reclassification adjustment (243) (3) (430) (19) Reclassification adjustment for gains realized in net income - - - - Net change in unrealized gains/losses (243) (3) (430) (19) Tax effect 51 1 91 4 Net of tax (192) (2) (339) (15) Defined benefit pension plan: Net gain (loss) arising during the period - - - - Reclassification adjustment for amortization of prior service cost and net gain included in net periodic pension cost 37 332 75 572 Net change in unrealized gains/losses 37 332 75 572 Tax effect (7) (69) (16) (120) Net of tax 30 263 59 452 Supplemental retirement plans: Net gain (loss) arising during the period - - - - Reclassification adjustment for amortization of prior service cost and net gain included in net periodic pension cost 16 14 32 28 Net change in unrealized gains/losses 16 14 32 28 Tax effect (3) (4) (6) (7) Net of tax 13 10 26 21 Total other comprehensive (loss) income (149) 271 (254) 458 Comprehensive income $ 4,139 $ 2,965 $ 7,648 $ 5,880 See accompanying notes to the consolidated financial statements (unaudited) 5

PCSB Financial Corporation and Subsidiaries
Consolidated Statements of Changes in Shareholders' Equity (unaudited)
(amounts in thousands, except share and per share data)

	Number of Common Shares	Common Stock	Additional Paid-In Capital	Retained Earnings	Unallocated Common Stock of ESOP	Treasury Stock, at cost	Accumulated Other Comprehensive Loss	Total Shareholders' Equity
Balance at July 1, 2021	15,770,645	$ 187	$ 189,926	$ 150,987	$ (10,176)	$ (53,265)	$ (3,099)	$ 274,560
Net income	-	-	-	3,614	-	-	-	3,614
Other comprehensive loss	-	-	-	-	-	-	(105)	(105)
Common stock dividends declared ($0.06 per share)	-	-	-	(876)	-	-	-	(876)
Repurchase of common stock	(204,261)	-	-	-	-	(3,720)	-	(3,720)
Restricted stock awards granted	8,000	-	(145)	-	-	145	-	-
Shares withheld related to income tax withholding	(74)	-	-	-	-	(1)	-	(1)
Stock-based compensation	-	-	810	-	-	-	-	810
ESOP shares committed to be released (24,419 shares)	-	-	202	-	244	-	-	446
Balance at September 30, 2021	15,574,310	$ 187	$ 190,793	$ 153,725	$ (9,932)	$ (56,841)	$ (3,204)	$ 274,728
Net income	-	-	-	4,288	-	-	-	4,288
Other comprehensive loss	-	-	-	-	-	-	(149)	(149)
Common stock dividends declared ($0.06 per share)	-	-	-	(867)	-	-	-	(867)
Repurchase of common stock	(217,411)	-	-	-	-	(4,084)	-	(4,084)
Shares withheld related to income tax withholding	(18,920)	-	-	-	-	(359)	-	(359)
Stock-based compensation	-	-	820	-	-	-	-	820
ESOP shares committed to be released (24,419 shares)	-	-	213	-	244	-	-	457
Balance at December 31, 2021	15,337,979	$ 187	$ 191,826	$ 157,146	$ (9,688)	$ (61,284)	$ (3,353)	$ 274,834

See accompanying notes to the consolidated financial statements (unaudited)

6

PCSB Financial Corporation and Subsidiaries
Consolidated Statements of Changes in Shareholders' Equity (unaudited)
(amounts in thousands, except share and per share data)

	Number of Common Shares	Common Stock	Additional Paid-In Capital	Retained Earnings	Unallocated Common Stock of ESOP	Treasury Stock, at cost	Accumulated Other Comprehensive Loss	Total Shareholders' Equity
Balance at July 1, 2020	16,898,137	$ 187	$ 186,200	$ 141,288	$ (11,145)	$ (36,414)	$ (6,403)	$ 273,713
Net income	-	-	-	2,728	-	-	-	2,728
Other comprehensive income	-	-	-	-	-	-	187	187
Common stock dividends declared ($0.04 per share)	-	-	-	(630)	-	-	-	(630)
Repurchase of common stock	(266,900)	-	-	-	-	(3,449)	-	(3,449)
Restricted stock awards granted	3,000	-	(60)	-	-	60	-	-
Stock-based compensation	-	-	829	-	-	-	-	829
ESOP shares committed to be released (24,419 shares)	-	-	57	-	244	-	-	301
Balance at September 30, 2020	16,634,237	$ 187	$ 187,026	$ 143,386	$ (10,901)	$ (39,803)	$ (6,216)	$ 273,679
Net income	-	-	-	2,694	-	-	-	2,694
Other comprehensive income	-	-	-	-	-	-	271	271
Common stock dividends declared ($0.04 per share)	-	-	-	(608)	-	-	-	(608)
Repurchase of common stock	(517,270)	-	-	-	-	(7,591)	-	(7,591)
Shares withheld related to income tax withholding	(19,100)	-	-	-	-	(303)	-	(303)
Stock-based compensation	-	-	822	-	-	-	-	822
ESOP shares committed to be released (24,419 shares)	-	-	116	-	244	-	-	360
Balance at December 31, 2020	16,097,867	$ 187	$ 187,964	$ 145,472	$ (10,657)	$ (47,697)	$ (5,945)	$ 269,324

See accompanying notes to the consolidated financial statements (unaudited)

7

PCSB Financial Corporation and Subsidiaries Consolidated Statements of Cash Flows (unaudited) (amounts in thousands) Six Months Ended December 31, 2021 2020 OPERATING ACTIVITIES Net income $ 7,902 $ 5,422 Adjustments to reconcile net income to net cash provided by operating activities: Provision for loan loss 277 216 Depreciation and amortization 1,476 1,486 Amortization of net premiums on securities and net deferred loan origination costs 81 507 Net (increase) decrease in accrued interest receivable (111) 763 Net gains on sales of loans receivable (47) - Gain on sale of premises (548) - Stock-based compensation 1,630 1,651 ESOP compensation 903 661 Earnings from cash surrender value of BOLI (383) (261) Originations of loans receivable held for sale (4,580) - Proceeds from loans receivable held for sale 3,175 - Net accretion of purchase accounting adjustments (64) (137) Other adjustments, principally net changes in other assets and liabilities (6) (1,586) Net cash provided by operating activities 9,705 8,722 INVESTING ACTIVITIES Purchases of investment securities: Held to maturity (102,698) (40,116) Available for sale - (20,377) Maturities, calls and amortization of investment securities: Held to maturity 39,606 48,403 Available for sale 13,175 14,407 Loan (originations) repayments, net (14,002) 23,442 Net redemption of FHLB stock 340 3 Sale (purchase) of bank premises and equipment 653 (117) Net cash (used in) provided by investing activities (62,926) 25,645 FINANCING ACTIVITIES Net increase in deposits 31,385 4,032 Repayment of long-term FHLB advances (7,567) (66) Net decrease in mortgage escrow funds 344 487 Common stock dividends paid (1,743) (1,238) Repurchase of shares from employees for income tax withholding purpose (360) (303) Repurchase of common stock (7,804) (11,040) Net cash provided by (used in) financing activities 14,255 (8,128) Net (decrease) increase in cash and cash equivalents (38,966) 26,239 Cash and cash equivalents at beginning of period 159,305 136,302 Cash and cash equivalents at end of period $ 120,339 $ 162,541 Supplemental information: Cash paid for: Interest $ 3,323 $ 5,635 Income taxes 1,507 2,715 Transfers from premises and equipment to other assets 398 - See accompanying notes to the consolidated financial statements (unaudited) 8

PCSB Financial Corporation and Subsidiaries Notes to Consolidated Financial Statements (unaudited) Note 1. Basis of Presentation Nature of Operations: PCSB Financial Corporation (the “Holding Company” and together with its direct and indirect subsidiaries, the “Company”) is a Maryland corporation organized by PCSB Bank (the “Bank”) for the purpose of acquiring all of the capital stock of the Bank issued in the Bank's conversion to stock ownership on April 20, 2017. At December 31, 2021, the significant assets of the Holding Company were the capital stock of the Bank, cash deposited in the Bank, and a loan to the PCSB Bank Employee Stock Ownership Plan (“ESOP”). The liabilities of the Holding Company were insignificant. The Company is subject to the financial reporting requirements of the Securities Exchange Act of 1934, as amended, and regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the New York State Department of Financial Services (the “NYSDFS”). PCSB Bank is a community-oriented financial institution that provides financial services to individuals and businesses within its market area of Putnam, Southern Dutchess, Rockland and Westchester Counties in New York. The Bank is a state-chartered commercial bank, and its deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”). The Bank’s primary regulators are the FDIC and the NYSDFS. Basis of Presentation: The unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and include the accounts of the Holding Company, the Bank and the Bank's two subsidiaries - PCSB Funding Corp. and UpCounty Realty Corp. (formerly PCSB Realty Ltd.). PCSB Funding Corp. is a real estate investment trust that holds certain mortgage assets. UpCounty Realty Corp. is a corporation that holds certain properties foreclosed upon by the Bank. All intercompany transactions and balances have been eliminated in consolidation. The unaudited consolidated financial statements contained herein reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Such adjustments are the only adjustments reflected in the consolidated financial statements contained herein. The results of operations for the current period presented are not necessarily indicative of the results of operations that may be expected for the entire current fiscal year. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended June 30, 2021, included in the Company's Annual Report on Form 10-K. Certain prior period amounts have been reclassified to conform to the current presentation. Reclassifications had no effect on prior period net income or equity. Loans Receivable Held For Sale: Loans receivable held for sale are those loans which management has the intent to sell in the foreseeable future, and are carried at the lower of aggregate cost or market value. Net unrealized losses, if any, are recognized by a valuation allowance through a charge to noninterest income. Realized gains and losses on the sale of loans are recognized on the trade date and are determined by the difference between the sale proceeds and the carrying value of the loans. Loans may be sold with servicing rights released or retained. At the time of the sale, management records a servicing asset for the value of any retained servicing rights, which represents the present value of the differential between the contractual servicing fee and adequate compensation, defined as the fee a sub-servicer would require to assume the role of servicer, after considering the estimated effects of prepayments. Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the transferor does not maintain effective control over the transferred assets through either (a) an agreement that both entitles and obligates the transferor to repurchase or redeem the assets 9 before maturity or (b) the ability to unilaterally cause the holder to return specific assets, other than through a cleanup call. Assets Held For Sale: Assets held for sale are those assets which management has the intent to sell in the foreseeable future, and are carried at the lower of aggregate cost or fair value, less estimated costs to sell, in the period in which the held for sale criteria are met and every subsequent period until the asset is sold. The carrying amount of the asset is adjusted for subsequent increases or decreases in its fair value, less estimated cost to sell, except that any subsequent increase cannot exceed the cumulative loss previously recognized. Such assets are not depreciated or amortized while they are classified as held for sale. Realized gains and losses on the sale of the asset is recognized when the asset is sold and is determined by the difference between the sale proceeds and the carrying value of the asset. Assets classified as held for sale totaled $1.5 million as of both December 31, 2021 and June 30, 2021 and are included in other assets on the consolidated balance sheet. During the three and six months ended December 31, 2021, the Company sold $398,000 in assets held for sale resulting in gains on sale of $548,000. Risks and Uncertainties: The COVID-19 pandemic has created extensive disruptions to the global and U.S. economies and to the lives of individuals throughout the world. Governments, businesses, and the public have taken unprecedented actions to contain the spread of COVID-19 and to mitigate its effects, including vaccination mandates, quarantines, travel bans, shelter-in-place orders, closures of businesses and schools, fiscal and monetary stimulus, and legislation designed to deliver financial aid and other relief. While the scope, duration, and full effects of COVID-19 on the economy continue to evolve and are not fully known, the pandemic and the efforts to contain it have disrupted global economic activity, adversely affected the functioning of financial markets, impacted market interest rates, increased economic and market uncertainty, and disrupted trade and supply chains. Many of the emergency actions taken to mitigate the effects of the pandemic have since been reduced or eliminated, resulting in an improved local and national economic environment, however the ultimate financial impact of the pandemic on our borrowers, and therefore on our credit quality and financial performance, is still unknown at this time. The pandemic may continue to adversely impact consumers and several industries within our geographic footprint and impair the ability of the Company’s customers to fulfill their contractual obligations to the Company. This could cause the Company to experience a material adverse effect on our business operations, asset valuations, financial condition, and results of operations. Material adverse impacts may include, but are not limited to, the valuation impairments of the Company’s intangible assets, investments, loans receivable, or deferred tax assets. Additionally, it is reasonably possible that the Company’s allowance for loan loss estimate as of December 31, 2021 could change in the near term and could result in a material change to the Company’s provision for loan losses, earnings and capital. Use of Estimates: To prepare financial statements in conformity with GAAP management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. Note 2. Recent Accounting Pronouncements The pronouncements discussed below are not intended to be an all-inclusive list, but rather only those pronouncements that the Company has determined could potentially have a material impact on our financial position, results of operations or disclosures. There were no accounting standards adopted in the current period. Future Application of Accounting Pronouncements Previously Issued In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13 “Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 which affects entities holding financial assets that are not accounted for at fair value through net income, including loans, debt securities, and other financial assets. The ASU requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected by recording an allowance for current expected credit losses. In October 2019, the FASB unanimously voted to delay the implementation of the standard for three years for certain companies, including small reporting companies (as defined by the SEC), non-SEC public companies and private companies. The Company currently qualifies as a small reporting company and is subject to the delayed implementation. Therefore, the amendments in this update 10 will be effective for the Company for the fiscal year beginning on July 1, 2023, including interim periods within that fiscal year. The Company is actively working through the provisions of the Update. Management has established a steering committee which is identifying the methodologies and the additional data requirements necessary to implement the Update and has engaged a third-party software service provider to assist in the Company's implementation. Management is currently evaluating the impact that ASU 2016-13 will have on the Company's consolidated financial position, results of operations and disclosures.

The FASB issued ASU 2020-04 "Reference Rate Reform" and ASU 2021-01 "Reference Rate Reform Scope" which collectively address accounting considerations related to the expected discontinuation of LIBOR as a reference rate for financial contracts. These Updates provide optional expedients and exceptions for applying generally accepted accounting principles to contracts, hedging relationships and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform (codified in ASC 848). They include optional expedients related to contract modifications that allow an entity to account for modifications (if certain criteria are met) as if the modifications were only minor (assets within the scope of ASC 310, Receivables), were not substantial (assets within the scope of ASC 470, Debt) and/or did not result in remeasurements or reclassifications (assets within the scope of ASC 842, Leases, and other Topics) of the existing contract. They also include optional expedients and exceptions for contract modifications and hedge accounting that apply to derivative instruments impacted by the market-wide discounting transition. The Updates also allow for a one-time election to sell, transfer, or both sell and transfer debt securities classified as held to maturity that reference a rate affected by reference rate reform and that are classified as held to maturity before January 1, 2020. The guidance in these ASUs are effective as of March 12, 2020 through December 31, 2022. The Company has not yet elected to apply the practical expedients contained in these Updates and does not expect significant impact to the consolidated financial statements upon adoption.

Note 3. Investment Securities

The amortized cost, gross unrealized/unrecognized gains and losses and fair value of available for sale and held to maturity debt securities at December 31, 2021 and June 30, 2021 were as follows (in thousands):

	December 31, 2021			
	Amortized Cost	Gross Unrealized/Unrecognized Gains	Gross Unrealized/Unrecognized Losses	Fair Value
Available for sale:				
U.S. Government and agency obligations	$ 10,936	$ -	$ (206)	$ 10,730
Corporate	8,002	165	-	8,167
State and municipal	7,041	71	(120)	6,992
Mortgage-backed securities - residential	15,511	84	(311)	15,284
Mortgage-backed securities - commercial	2,453	61	-	2,514
Total available for sale	$ 43,943	$ 381	$ (637)	$ 43,687
Held to maturity:				
U.S. Government and agency obligations	$ 39,995	$ 104	$ (367)	$ 39,732
Corporate	52,091	1,247	(100)	53,238
State and municipal	87,568	342	(1,625)	86,285
Mortgage-backed securities - residential	105,968	1,867	(523)	107,312
Mortgage-backed securities - collateralized mortgage obligations	25,304	165	(441)	25,028
Mortgage-backed securities - commercial	79,386	536	(1,703)	78,219
Total held to maturity	$ 390,312	$ 4,261	$ (4,759)	$ 389,814

11

June 30, 2021 Amortized Gross Unrealized/Unrecognized Fair Cost Gains Losses Value Available for sale: U.S. Government and agency obligations $ 21,931 $ 6 $ (121) $ 21,816 Corporate 8,013 176 - 8,189 State and municipal 7,041 104 (30) 7,115 Mortgage-backed securities - residential 17,738 148 (232) 17,654 Mortgage-backed securities - commercial 2,490 123 - 2,613 Total available for sale $ 57,213 $ 557 $ (383) $ 57,387 Held to maturity: U.S. Government and agency obligations $ 33,994 $ 202 $ (84) $ 34,112 Corporate 43,605 1,312 (38) 44,879 State and municipal 57,625 440 (248) 57,817 Mortgage-backed securities - residential 96,181 2,713 (107) 98,787 Mortgage-backed securities - collateralized mortgage obligations 33,300 376 (328) 33,348 Mortgage-backed securities - commercial 72,879 937 (622) 73,194 Total held to maturity $ 337,584 $ 5,980 $ (1,427) $ 342,137 No securities were sold during the three or six months ended December 31, 2021 or 2020. The following table presents the fair value and carrying amount of debt securities at December 31, 2021, by contractual maturity (in thousands). Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately. Held to maturity Available for sale Carrying Fair Amortized Fair Amount Value Cost Value 1 year or less $ 5,121 $ 5,222 $ 3,002 $ 3,008 1 to 5 years 45,969 45,617 5,000 4,990 5 to 10 years 43,476 44,575 10,936 10,899 over 10 years 81,203 79,771 7,041 6,992 Mortgage-backed securities and other 214,543 214,629 17,964 17,798 Total $ 390,312 $ 389,814 $ 43,943 $ 43,687 Securities pledged had carrying amounts of $151.6 million and $180.1 million at December 31, 2021 and June 30, 2021, respectively, and were pledged principally to secure FHLB advances and public deposits. 12

The following table provides information regarding investment securities with unrealized/unrecognized losses, aggregated by investment category and length of time that individual securities had been in a continuous unrealized loss position at December 31, 2021 and June 30, 2021 (in thousands):

	December 31, 2021					
	Less than 12 months		12 months or greater		Total	
	Fair Value	Unrealized/ Unrecognized Loss	Fair Value	Unrealized/ Unrecognized Loss	Fair Value	Unrealized/ Unrecognized Loss
Available for sale:						
U.S. Government and agency obligations	$ 10,730	$ (206)	$ -	$ -	$ 10,730	$ (206)
State and municipal	1,918	(91)	981	(29)	2,899	(120)
Mortgage-backed securities - residential	5,843	(146)	5,125	(165)	10,968	(311)
Total available for sale	$ 18,491	$ (443)	$ 6,106	$ (194)	$ 24,597	$ (637)
Held to maturity:						
U.S. Government and agency obligations	$ 31,627	$ (367)	$ -	$ -	$ 31,627	$ (367)
Corporate	9,900	(100)	-	-	9,900	(100)
State and municipal	61,699	(1,625)	-	-	61,699	(1,625)
Mortgage-backed securities - residential	51,441	(523)	-	-	51,441	(523)
Mortgage-backed securities - collateralized mortgage obligations	13,543	(440)	89	(1)	13,632	(441)
Mortgage-backed securities - commercial	62,956	(1,671)	1,006	(32)	63,962	(1,703)
Total held to maturity	$ 231,166	$ (4,726)	$ 1,095	$ (33)	$ 232,261	$ (4,759)

	June 30, 2021					
	Less than 12 months		12 months or greater		Total	
	Fair Value	Unrealized/ Unrecognized Loss	Fair Value	Unrealized/ Unrecognized Loss	Fair Value	Unrealized/ Unrecognized Loss
Available for sale						
U.S. Government and agency obligations	$ 14,811	$ (121)	$ -	$ -	$ 14,811	$ (121)
State and municipal	2,990	(30)	-	-	2,990	(30)
Mortgage-backed securities - residential	9,615	(222)	1,339	(10)	10,954	(232)
Total available for sale	$ 27,416	$ (373)	$ 1,339	$ (10)	$ 28,755	$ (383)
Held to maturity						
U.S. Government and agency obligations	$ 19,409	$ (84)	$ -	$ -	$ 19,409	$ (84)
Corporate	2,488	(13)	4,975	(25)	7,463	(38)
State and municipal	19,980	(248)	-	-	19,980	(248)
Mortgage-backed securities - residential	30,335	(107)	-	-	30,335	(107)
Mortgage-backed securities - collateralized mortgage obligations	15,133	(328)	-	-	15,133	(328)
Mortgage-backed securities - commercial	47,580	(622)	-	-	47,580	(622)
Total held to maturity	$ 134,925	$ (1,402)	$ 4,975	$ (25)	$ 139,900	$ (1,427)

As of December 31, 2021, the Company's securities portfolio consisted of $434.0 million in securities, of which 154 securities with a fair value of $256.9 million were in an unrealized/unrecognized loss position. Non-U.S. government and agency obligations are internally pass rated and are subject to quarterly credit monitoring.

There were no securities for which the Company believes it is not probable that it will collect all amounts due according to the contractual terms of the security as of December 31, 2021 or June 30, 2021. Management believes the unrealized losses are primarily a result of changes in market interest rates. The Company has determined that it does not intend to sell, or it is not more likely than not that it will be required to sell, its securities that are in an unrealized loss position prior to the recovery of its amortized cost basis. Therefore, the Company did not consider any securities to be other-than-temporarily impaired as of December 31, 2021 or June 30, 2021.

13

Note 4. Loans Receivable Loans receivable are summarized as follows (in thousands): December 31, June 30, 2021 2021 Mortgage loans: Residential $ 212,817 $ 224,305 Commercial 867,581 826,624 Construction 11,857 10,151 Net deferred loan origination (fees) costs (18) 196 Total mortgage loans 1,092,237 1,061,276 Commercial and consumer loans: Commercial loans 135,055 150,658 Home equity lines of credit 24,142 25,439 Consumer and overdrafts 356 345 Net deferred loan origination costs (fees) 285 (386) Total commercial and consumer loans 159,838 176,056 Total loans receivable 1,252,075 1,237,332 Allowance for loan losses (8,429) (7,881) Loans receivable, net $ 1,243,646 $ 1,229,451 14

The following tables present the activity in the allowance for loan losses by portfolio segment for the three and six months ended December 31, 2021 and 2020 (in thousands):

	Three Months Ended December 31, 2021				
	Beginning Allowance	Provision (benefit)	Charge-offs	Recoveries	Ending Allowance
Residential mortgages	$ 326	$ (9)	$ -	$ 2	$ 319
Commercial mortgages	6,569	284	-	-	6,853
Construction	127	2	-	-	129
Commercial loans	1,072	(18)	-	13	1,067
Home equity lines of credit	53	(4)	-	2	51
Consumer and overdrafts	12	9	(11)	-	10
Total	$ 8,159	$ 264	$ (11)	$ 17	$ 8,429

	Three Months Ended December 31, 2020				
	Beginning Allowance	Provision (benefit)	Charge-offs	Recoveries	Ending Allowance
Residential mortgages	$ 342	$ (12)	$ -	$ 4	$ 334
Commercial mortgages	6,966	(94)	-	-	6,872
Construction	173	32	-	-	205
Commercial loans	1,121	179	(119)	20	1,201
Home equity lines of credit	63	(4)	-	2	61
Consumer and overdrafts	7	6	(9)	-	4
Total	$ 8,672	$ 107	$ (128)	$ 26	$ 8,677

	Six Months Ended December 31, 2021				
	Beginning Allowance	Provision (benefit)	Charge-offs	Recoveries	Ending Allowance
Residential mortgages	$ 337	$ (22)	$ -	$ 4	$ 319
Commercial mortgages	6,435	418	-	-	6,853
Construction	102	27	-	-	129
Commercial loans	948	(161)	(100)	380	1,067
Home equity lines of credit	54	(7)	-	4	51
Consumer and installment loans	5	22	(18)	1	10
Total	$ 7,881	$ 277	$ (118)	$ 389	$ 8,429

	Six Months Ended December 31, 2020				
	Beginning Allowance	Provision (benefit)	Charge-offs	Recoveries	Ending Allowance
Residential mortgages	$ 373	$ (45)	$ -	$ 6	$ 334
Commercial mortgages	6,913	(41)	-		6,872
Construction	165	40	-		205
Commercial loans	1,124	250	(224)	51	1,201
Home equity lines of credit	60	(3)	-	4	61
Consumer and installment loans	4	15	(17)	2	4
Total	$ 8,639	$ 216	$ (241)	$ 63	$ 8,677

15

The following tables present the balance in the allowance for loan losses and the recorded investment in loans, excluding net deferred fees and accrued interest, by portfolio segment, and based on impairment method as of December 31, 2021 and June 30, 2021 (in thousands):

	December 31, 2021							
	Loans				Allowance for Loan Losses			
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Acquired With Deteriorated Credit Quality	Total	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Acquired With Deteriorated Credit Quality	Total
Residential mortgages	$ 1,743	$ 210,653	$ 421	$ 212,817	$ 111	$ 208	$ -	$ 319
Commercial mortgages	3,582	863,125	874	867,581	-	6,853	-	6,853
Construction	1,113	10,744	-	11,857	-	129	-	129
Commercial loans	654	134,401	-	135,055	-	1,067	-	1,067
Home equity lines of credit	374	23,653	115	24,142	8	43	-	51
Consumer and overdrafts	-	356	-	356	-	10	-	10
Total	$ 7,466	$ 1,242,932	$ 1,410	$1,251,808	$ 119	$ 8,310	$ -	$ 8,429

	June 30, 2021							
	Loans				Allowance for Loan Losses			
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Acquired With Deteriorated Credit Quality	Total	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Acquired With Deteriorated Credit Quality	Total
Residential mortgages	$ 2,356	$ 221,229	$ 720	$ 224,305	$ 113	$ 224	$ -	$ 337
Commercial mortgages	3,582	822,154	888	826,624	-	6,435	-	6,435
Construction	-	10,151	-	10,151	-	102	-	102
Commercial loans	1,707	148,951	-	150,658	-	948	-	948
Home equity lines of credit	414	24,902	123	25,439	8	46	-	54
Consumer and overdrafts	-	345	-	345	-	5	-	5
Total	$ 8,059	$ 1,227,732	$ 1,731	$1,237,522	$ 121	$ 7,760	$ -	$ 7,881

16

The following tables present information related to loans individually evaluated for impairment (excluding loans acquired with deteriorated credit quality) by portfolio segment as of December 31, 2021 and June 30, 2021 (in thousands):

	December 31, 2021			June 30, 2021		
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses
With no related allowance recorded:						
Residential mortgages	$ 1,370	$ 1,323	$ -	$ 2,044	$ 1,931	$ -
Commercial mortgages	3,582	3,582	-	3,582	3,582	-
Construction	1,113	1,113	-	-	-	-
Commercial loans	666	654	-	1,878	1,707	-
Home equity lines of credit	314	339	-	358	381	-
With an allowance recorded:						
Residential mortgages	358	420	111	363	425	113
Home equity lines of credit	35	35	8	33	33	8
Total	$ 7,438	$ 7,466	$ 119	$ 8,258	$ 8,059	$ 121

The tables below present the average recorded investment and interest income recognized on loans individually evaluated for impairment, by portfolio segment, for the three and six months ended December 31, 2021 and 2020 (in thousands):

	Three months ended December 31, 2021		Three months ended December 31, 2020	
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:				
Residential mortgages	$ 1,916	$ 23	$ 1,873	$ 12
Commercial mortgages	3,582	-	-	-
Construction	278	18	-	-
Commercial loans	355	9	1,769	48
Home equity lines of credit	339	-	379	1
With an allowance recorded:				
Residential mortgages	420	4	428	4
Commercial loans	-	-	15	-
Home equity lines of credit	34	-	29	-
Total	$ 6,924	$ 54	$ 4,493	$ 65

	Six Months Ended December 31, 2021		Six Months Ended December 31, 2020	
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:				
Residential mortgages	$ 1,925	$ 30	$ 1,935	$ 20
Commercial mortgages	3,582	-	-	-
Construction	159	36	-	-
Commercial loans	726	206	1,789	97
Home equity lines of credit	345	2	383	1
With an allowance recorded:				
Residential mortgages	422	7	429	7
Commercial loans	-	-	15	-
Home equity lines of credit	34	-	21	-
Total	$ 7,193	$ 281	$ 4,572	$ 125

17

The following table presents the recorded investment in nonaccrual loans and in loans past due over 90 days and still on accrual status, by portfolio segment, as of December 31, 2021 and June 30, 2021 (in thousands):

	Nonaccrual		Loans Past Due Over 90 Days and Still Accruing	
	December 31, 2021	June 30, 2021	December 31, 2021	June 30, 2021
Residential mortgages	$ 789	$ 1,391	$ -	$ -
Commercial mortgages	3,582	3,582	1,655	411
Construction	1,113	-	-	-
Commercial loans	400	-	-	-
Home equity lines of credit	339	381	-	-
Consumer and overdrafts	-	-	12	-
Total	$ 6,223	$ 5,354	$ 1,667	$ 411

Nonperforming loans include both smaller-balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. The table above excludes acquired loans that are accounted for as purchased credit impaired loans totaling $356,000 and $368,000 as of December 31, 2021 and June 30, 2021, respectively. Such loans are excluded because the loans are in pools that are considered performing. The discounts arising from recording these loans at fair value upon acquisition were due in part to credit quality and the accretable yield is being recognized as interest income over the life of the loans based on expected cash flows.

The following tables present the aging of the recorded investment in past due loans by portfolio segment as of December 31, 2021 and June 30, 2021 (in thousands):

	December 31, 2021					
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current (1)	Total
Residential mortgages	$ 259	$ 193	$ 669	$ 1,121	$ 211,696	$ 212,817
Commercial mortgages	539	-	1,655	2,194	865,387	867,581
Construction	-	-	1,113	1,113	10,744	11,857
Commercial loans	-	47	400	447	134,608	135,055
Home equity lines of credit	-	18	339	357	23,785	24,142
Consumer and overdrafts	-	-	12	12	344	356
Total	$ 798	$ 258	$ 4,188	$ 5,244	$ 1,246,564	$ 1,251,808

	June 30, 2021					
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current (1)	Total
Residential mortgages	$ 198	$ 126	$ 948	$ 1,272	$ 223,033	$ 224,305
Commercial mortgages	453	-	411	864	825,760	826,624
Construction	-	-	-	-	10,151	10,151
Commercial loans	69	76	-	145	150,513	150,658
Home equity lines of credit	-	19	381	400	25,039	25,439
Consumer and overdrafts	-	-	-	-	345	345
Total	$ 720	$ 221	$ 1,740	$ 2,681	$ 1,234,841	$ 1,237,522

(1) As of December 31, 2021 and June 30, 2021, loans on a COVID-19-related payment deferral are considered current.

18

Troubled Debt Restructurings The terms of certain loans have been modified as troubled debt restructurings (“TDR’s”). The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan. All TDRs are considered impaired loans. As of December 31, 2021 and June 30, 2021, the Company had 8 and 12 loans, classified as TDRs totaling $1.6 million and $3.1 million, including $1.2 million and $2.7 million, respectively, of loans still accruing interest. The Company has allocated $119,000 and $121,000, respectively, of specific reserves to customers whose loan terms have been modified in TDRs as of December 31, 2021 and June 30, 2021. As of December 31, 2021, the Company has committed to lend an additional $1,000 to customers with outstanding loans that are classified as TDRs. The Company did not modify any loans during the three or six months ended December 31, 2021 or 2020 that were classified as TDRs. There were no defaults of TDRs occurring in the three or six months ended December 31, 2021 or December 31, 2020 that were modified in the twelve months prior to default. In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s internal underwriting policy. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law. Section 4013 of the CARES Act, “Temporary Relief From Troubled Debt Restructurings,” provides banks the option to temporarily suspend certain requirements under U.S. GAAP related to TDRs for a limited period of time to account for the effects of COVID-19. On December 27, 2020, the Consolidated Appropriations Act 2021 was signed into law. Section 541 of this legislation, “Extension of Temporary Relief From Troubled Debt Restructurings and Insurer Clarification,” extends Section 4013 of the CARES Act to the earlier of January 1, 2022 or 60 days after the termination of the national emergency declared relating to COVID-19. This legislation expired on January 1, 2022. Additionally, on April 7, 2020, the banking agencies, including the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation, issued a statement, “Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working With Customers Affected by the Coronavirus (Revised)” (“Interagency Statement”), to encourage banks to work prudently with borrowers and to describe the agencies’ interpretation of how accounting rules under ASC 310-40, “Troubled Debt Restructurings by Creditors,” apply to certain COVID-19-related modifications. During the three and six months ended December 31, 2021, the Company granted or extended loan payment deferrals for 3 and 5 residential mortgage, commercial mortgage, and commercial loans totaling $3.9 million and $5.9 million, respectively. In accordance with either the CARES Act (as amended) or Interagency Statement, these modifications are not considered TDRs. The Company had 7 and 19 loans totaling $13.7 million and $27.3 million on loan payment deferral as of December 31, 2021 and June 30, 2021, respectively. 19

Credit Quality Indicators The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on a monthly basis. The Company utilizes the same grading process for acquired loans as it does for originated loans. The Company uses the following definitions for risk ratings: Special Mention - Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date. Substandard - Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected. Doubtful - Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. Loans not meeting the criteria above that are analyzed individually as part of the above-described process and loans in groups of homogenous loans are considered to be pass rated loans. These loans are monitored based on delinquency and performance. Based on the most recent analysis performed, the risk category of loans by portfolio segment is as follows (in thousands): December 31, 2021 Pass Special Mention Substandard Total Residential mortgages $ 210,945 $ 262 $ 1,610 $ 212,817 Commercial mortgages 847,434 3,163 16,984 867,581 Construction 10,744 1,113 - 11,857 Commercial loans 130,602 607 3,846 135,055 Home equity lines of credit 23,628 84 430 24,142 Consumer and overdrafts 356 - - 356 Total $ 1,223,709 $ 5,229 $ 22,870 $ 1,251,808 June 30, 2021 Pass Special Mention Substandard Total Residential mortgages $ 219,901 $ 2,480 $ 1,924 $ 224,305 Commercial mortgages 809,660 1,615 15,349 826,624 Construction 9,038 1,113 - 10,151 Commercial loans 146,275 491 3,892 150,658 Home equity lines of credit 24,400 602 437 25,439 Consumer and overdrafts 345 - - 345 Total $ 1,209,619 $ 6,301 $ 21,602 $ 1,237,522 20

As of December 31, 2021, of the $13.7 million in loans in a COVID-19 related payment deferral, $8.3 million were pass-rated, with $185,000 and $5.3 million rated special mention and substandard, respectively. As of June 30, 2021, of the $27.3 million in loans on deferral, $9.9 million were pass-rated, with $3.2 million and $14.2 million rated special mention and substandard, respectively.

Purchased Credit Impaired Loans

The Company has acquired loans for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of those loans as of December 31, 2021 and June 30, 2021 is as follows (in thousands):

	December 31, 2021	June 30, 2021
Residential mortgages	$ 421	$ 720
Commercial mortgages	874	888
Home equity lines of credit	115	123
Carrying amount, net of allowance of $0	$ 1,410	$ 1,731

There was no provision for loan losses on purchased credit impaired loans during the three and six months ended December 31, 2021 or 2020.

Accretable yield, or income expected to be collected, for acquired loans is as follows (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,	
	2021	2020	2021	2020
Beginning balance	$ 120	$ 151	$ 130	$ 156
New loans acquired	-	-	-	-
Accretion income	(19)	(4)	(29)	(9)
Reclassification from non-accretable difference	-	-	-	-
Disposals	-	-	-	-
Ending balance	$ 101	$ 147	$ 101	$ 147

Note 5. Accumulated Other Comprehensive (Loss) Income

The following is a summary of the accumulated other comprehensive income (loss) balances, net of tax (in thousands):

	Net unrealized gain (loss) on available for sale securities	Unrealized loss on pension benefits	Unrealized loss on SERP benefits	Total
Balance at October 1, 2021	$ (10)	$ (3,026)	$ (168)	$ (3,204)
Other comprehensive loss before reclassifications	(243)	-	-	(243)
Amounts reclassified from accumulated other comprehensive income	-	37	16	53
Less tax effect	51	(7)	(3)	41
Net other comprehensive (loss) income	(192)	30	13	(149)
Balance at December 31, 2021	$ (202)	$ (2,996)	$ (155)	$ (3,353)

21

	Net unrealized gain (loss) on available for sale securities		Unrealized loss on pension benefits		Unrealized loss on SERP benefits		Total
Balance at October 1, 2020	$	415	$ (6,416)	$	(215)	$	(6,216)
Other comprehensive loss before reclassifications		(3)	-		-		(3)
Amounts reclassified from accumulated other comprehensive income		-	332		14		346
Less tax effect		1	(69)		(4)		(72)
Net other comprehensive (loss) income		(2)	263		10		271
Balance at December 31, 2020	$	413	$ (6,153)	$	(205)	$	(5,945)

	Net unrealized gain (loss) on available for sale securities		Unrealized loss on pension benefits		Unrealized loss on SERP benefits		Total
Balance at July 1, 2021	$	137	$ (3,055)	$	(181)	$	(3,099)
Other comprehensive loss before reclassifications		(430)	-		-		(430)
Amounts reclassified from accumulated other comprehensive income		-	75		32		107
Tax effect		91	(16)		(6)		69
Net other comprehensive (loss) income		(339)	59		26		(254)
Balance at December 31, 2021	$	(202)	$ (2,996)	$	(155)	$	(3,353)

	Net unrealized gain (loss) on available for sale securities		Unrealized loss on pension benefits		Unrealized loss on SERP benefits		Total
Balance at July 1, 2020	$	428	$ (6,605)	$	(226)	$	(6,403)
Other comprehensive income before reclassifications		(19)	-		-		(19)
Amounts reclassified from accumulated other comprehensive income		-	572		28		600
Tax effect		4	(120)		(7)		(123)
Net other comprehensive (loss) income		(15)	452		21		458
Balance at December 31, 2020	$	413	$ (6,153)	$	(205)	$	(5,945)

Note 6. Post-Retirement Benefits

Employee Pension Plan

The Company maintains a non-contributory defined benefit pension plan that covers employees meeting specific requirements as to age and length of service. The Company's contributions to this qualified plan are determined on the basis of (i) the maximum amount that can be deducted for federal income tax purposes, and (ii) the amount determined by a consulting actuary as necessary to avoid an accumulated funding deficiency as defined by the Employee Retirement Income Security Act of 1974 ("ERISA"). Contributions are intended to provide for benefits attributed to service to date but also those expected to be earned in the future. On February 15, 2017, the Board of Directors approved the freezing of the defined benefit pension plan effective
May 1, 2017.

Supplemental Executive Retirement Plans

The Company also maintains unfunded and non-qualified supplemental executive retirement plans ("SERP") to provide pension benefits in addition to those provided under the qualified pension plan.

22

Net periodic benefit cost and other amounts recognized in other comprehensive income for the three and six months ended December 31, 2021 and 2020 (in thousands): Three Months Ended Three Months Ended December 31, 2021 December 31, 2020 Defined Benefit Plan Supplemental Retirement Plans Defined Benefit Plan Supplemental Retirement Plans Service cost $ - $ 130 $ - $ 91 Interest cost 148 18 137 23 Expected return on plan assets (509) - (455) - Amortization of prior net loss 37 16 239 14 Settlement charges - - 93 - Net periodic (benefit) cost $ (324) $ 164 $ 14 $ 128 Six Months Ended Six Months Ended December 31, 2021 December 31, 2020 Defined Benefit Plan Supplemental Retirement Plan Defined Benefit Plan Supplemental Retirement Plan Service cost $ - $ 261 $ - $ 181 Interest cost 297 35 273 47 Expected return on plan assets (1,019) - (911) - Amortization of prior net loss 75 32 479 28 Settlement charges - - 93 - Net periodic (benefit) cost $ (647) $ 328 $ (66) $ 256 The Company made no contributions to the defined benefit plan during the three and six months ended December 31, 2021. Employee Stock Ownership Plan On January 1, 2017, the Company established an Employee Stock Ownership Plan (“ESOP”) to provide eligible employees the opportunity to own Company stock. The ESOP is a tax-qualified retirement plan for the benefit of Company employees. On April 20, 2017, the Holding Company granted a loan to the ESOP in the amount of $14.5 million for the purchase of 1,453,209 shares of the Company’s common stock at a price of $10.00 per share. The loan obtained by the ESOP from the Holding Company to purchase the common stock is payable annually over 15 years at a rate per annum equal to the Prime Rate, reset annually on January 1st (3.25% for 2021). Loan payments are principally funded by cash contributions from the Bank. The loan is secured by the shares purchased, which are held in a suspense account for allocation among participants as the loan is repaid. The balance of the ESOP loan at December 31, 2021 was $9.7 million. Contributions are allocated to eligible participants on the basis of compensation, subject to federal tax limits. The number of shares committed to be released annually is 96,881 through 2032. Dividends on allocated shares increase participant accounts and are used to purchase additional shares of stock. Participants receive the shares at the end of employment. Shares held by the ESOP include the following (dollars in thousands): December 31, 2021 June 30, 2021 Allocated to participants 469,127 417,902 Unearned 968,810 1,017,648 Total ESOP shares 1,437,937 1,435,550 Fair value of unearned shares $ 18,446 $ 18,491 Total compensation expense recognized in connection with the ESOP for the three and six months ended December 31, 2021 was $457,000 and $903,000, respectively, and for the three and six months ended December 31, 2020 was $360,000 and $661,000, respectively. 23

Note 7. Fair Value of Financial Instruments Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values: Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data. Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. A description of the valuation methodologies used for assets and liabilities measured at fair value, as well as general classification of such instruments pursuant to the valuation hierarchy, is set forth below. While management believes the Company’s valuation methodologies are appropriate and consistent with other financial institutions, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. Investment Securities: The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs), matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs), or a broker's opinion of value (Level 3 inputs). Impaired Loans: The fair value of collateral-dependent impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. Appraisals are generally obtained annually and may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value. Management performs a review of all appraisals, including any such adjustments. The fair value of uncollateralized or non-collateral-dependent loans are generally based on discounted cash flows which utilize management’s assumption of discount rates and expected future cash flows, resulting in a Level 3 classification. Foreclosed Real Estate: Assets acquired through or instead of loan foreclosure are initially recorded at fair value, less estimated costs to sell, when acquired, establishing a new cost basis. These assets are subsequently accounted for at the lower of cost or fair value, less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Foreclosed properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly. Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Once received, a member of the Credit Department, as well as a third-party specialist, where deemed appropriate, reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics. Once appraisals are considered appropriate, management discounts the appraised value for estimated selling costs, such as legal, broker, and property maintenance and insurance costs. The most recent analysis performed indicated discount rates ranging between 10% and 20% should be applied to properties with appraisals performed. Derivatives: The Company’s derivative assets and liabilities consist of transactions undertaken as part of management’s strategy to manage interest rate risk. The valuation of the Company’s interest rate swaps is obtained 24 from a third-party pricing service and is determined using a discounted cash flow analysis on the expected cash flows of each derivative. The pricing analysis is based on observable inputs for the contractual terms of the derivatives, including the period to maturity and interest rate curves. The Company has determined that the majority of the inputs used to value its interest rate derivatives fall within Level 2 of the fair value hierarchy. Assets and liabilities measured at fair value are summarized below (in thousands): Fair Value Measurements Level 1 Level 2 Level 3 Total December 31, 2021 Measured on a recurring basis: Available for sale securities: U.S. Government and agency obligations $ - $ 10,730 $ - $ 10,730 Corporate - 5,032 3,135 8,167 State and municipal - 6,992 - 6,992 Mortgage-backed securities - residential - 15,284 - 15,284 Mortgage-backed securities - commercial - 2,514 - 2,514 Derivatives - interest rate contracts - 3,824 - 3,824 Total assets at fair value $ - $ 44,376 $ 3,135 $ 47,511 Derivatives - interest rate contracts $ - $ 3,824 $ - $ 3,824 Total liabilities at fair value $ - $ 3,824 $ - $ 3,824 Measured on a non-recurring basis: Impaired loans: Residential mortgages $ - $ - $ 309 $ 309 Home equity lines of credit - - 27 27 Total assets at fair value $ - $ - $ 336 $ 336 Fair Value Measurements Level 1 Level 2 Level 3 Total June 30, 2021 Measured on a recurring basis: Available for sale securities: U.S. Government and agency obligations $ - $ 21,816 $ - $ 21,816 Corporate - 5,058 3,131 8,189 State and municipal - 7,115 - 7,115 Mortgage-backed securities - residential - 17,654 - 17,654 Mortgage-backed securities - commercial - 2,613 - 2,613 Derivatives - interest rate contracts - 4,232 - 4,232 Total assets at fair value $ - $ 58,488 $ 3,131 $ 61,619 Derivatives - interest rate contracts $ - $ 4,232 $ - $ 4,232 Total liabilities at fair value $ - $ 4,232 $ - $ 4,232 Measured on a non-recurring basis: Impaired loans: Residential mortgages $ - $ - $ 312 $ 312 Home equity lines of credit - - 25 25 Total assets at fair value $ - $ - $ 337 $ 337 There were no transfers between levels within the fair value hierarchy during the three and six months ended December 31, 2021 and 2020. 25

Impaired loans in the preceding table had a carrying amount of $455,000 and a remaining valuation allowance of $119,000, at December 31, 2021, as compared to $471,000 and $125,000, respectively, as of June 30, 2021. Impaired loans measured at fair value incurred no net charge-offs and resulted in a credit for loan losses of $3,000 during the six months ended December 31, 2021. Impaired loans measured at fair value as of December 31, 2020 incurred no net charge-offs and resulted in a provision for loan losses of $2,000 during the six months ended December 31, 2020. The following tables present quantitative information about Level 3 fair value measurements for selected financial instruments measured at fair value on a non-recurring basis at December 31, 2021 and June 30, 2021 (dollars in thousands): Valuation Unobservable Range or Fair Value Technique(s) Input(s) Rate Used December 31, 2021 Impaired loans - residential mortgages $ 309 Discounted cash flow Discount rate 5.4% to 6.3% Impaired loans - home equity lines of credit 27 Discounted cash flow Discount rate 5.4% to 6.3% June 30, 2021 Impaired loans - residential mortgages $ 312 Discounted cash flow Discount rate 5.4% to 6.3% Impaired loans - home equity lines of credit 25 Discounted cash flow Discount rate 5.4% to 6.3% The following is a summary of the carrying amounts and estimated fair values of the Company’s financial assets and liabilities, none of which are held for trading purposes (in thousands): Carrying Fair Value Measurements Amount Level 1 Level 2 Level 3 Total December 31, 2021 Financial assets: Cash and cash equivalents $ 120,339 $ 120,339 $ - $ - $ 120,339 Investment securities held to maturity 390,312 - 354,962 34,852 389,814 Investment securities available for sale 43,687 - 40,552 3,135 43,687 Loans receivable, net 1,243,646 - - 1,243,799 1,243,799 Loans receivable held for sale 1,452 - - 1,452 1,452 Accrued interest receivable 6,509 - 1,648 4,861 6,509 FHLB stock 4,167 N/A N/A N/A N/A Derivative assets - interest rate contracts 3,824 - 3,824 - 3,824 Financial liabilities: Demand, NOW, money market deposits and savings accounts 1,168,711 1,168,711 - - 1,168,711 Time deposits 354,356 - 358,819 - 358,819 Mortgage escrow funds 10,880 10,880 - - 10,880 Accrued interest payable 127 1 126 - 127 FHLB advances 58,390 - 59,103 - 59,103 Derivative liabilities - interest rate contracts 3,824 - 3,824 - 3,824 26

	Carrying Amount	Fair Value Measurements Level 1	Level 2	Level 3	Total
June 30, 2021					
Financial assets:					
Cash and cash equivalents	$ 159,305	$ 159,305	$ -	$ -	$ 159,305
Investment securities held to maturity	337,584	-	305,671	36,466	342,137
Investment securities available for sale	57,387	-	54,256	3,131	57,387
Loans receivable, net	1,229,451	-	-	1,234,116	1,234,116
Accrued interest receivable	6,398	-	1,341	5,057	6,398
FHLB stock	4,507	N/A	N/A	N/A	N/A
Derivative assets - interest rate contracts	4,232	-	4,232	-	4,232
Financial liabilities:					
Demand, NOW, money market deposits and savings accounts	1,116,667	1,116,667	-	-	1,116,667
Time deposits	375,015	-	380,948	-	380,948
Mortgage escrow funds	10,536	10,536	-	-	10,536
Accrued interest payable	146	1	145	-	146
FHLB advances	65,957	-	67,334	-	67,334
Derivative liabilities - interest rate contracts	4,232	-	4,232	-	4,232

The methods of determining the fair value of assets and liabilities presented in the table above are consistent with our methodologies disclosed in the Company's Consolidated Financial Statements included in the Annual Report on Form 10-K.

Note 8. Regulatory Matters

The following is a summary of the Bank's actual capital amounts and ratios as of December 31, 2021 and June 30, 2021, compared to the required ratios for minimum capital adequacy and for classification as well capitalized (dollars in thousands).

	Bank Actual Amount	Ratio	For Capital Adequacy Purposes Amount	Ratio	To Be Well Capitalized Under Prompt Corrective Action Provisions Amount	Ratio
December 31, 2021						
Leverage (Tier 1)	$ 242,523	12.9%	$ 75,115	4.0%	$ 93,893	5.0%
Risk-based:						
Common Tier 1	242,523	17.7	61,769	4.5	89,222	6.5
Tier I	242,523	17.7	82,359	6.0	109,812	8.0
Total	250,952	18.3	109,812	8.0	137,265	10.0
June 30, 2021						
Leverage (Tier 1)	$ 233,944	12.5%	$ 74,988	4.0%	$ 93,735	5.0%
Risk-based:						
Common Tier 1	233,944	17.9	58,713	4.5	84,807	6.5
Tier I	233,944	17.9	78,283	6.0	104,378	8.0
Total	241,825	18.5	104,378	8.0	130,472	10.0

In addition to the ratios above, the Basel III Capital Rules have established that community banking institutions must maintain a capital conservation buffer of common equity Tier 1 capital in an amount greater than 2.5% of total risk-weighted assets to avoid being subject to limitations on capital distributions and discretionary bonus payments to executive officers.

Management believes that as of December 31, 2021 and June 30, 2021, the Bank met all capital adequacy requirements to which it was subject, including the capital conservation buffer of
2.5%. Further, the most recent

27

FDIC notification categorized the Bank as a well-capitalized institution under the prompt corrective action regulations. There have been no conditions or events since that notification that management believes have changed the Bank’s capital classification. Note 9. Earnings Per Share (“EPS”) Basic EPS is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated in a similar matter, except that the denominator includes the number of additional common shares that would have been outstanding if potentially dilutive common shares were issued using the treasury stock method. Dilutive financial instruments include stock options and unvested restricted stock. The following table provides factors used in the earnings per share computation. Three Months Ended December 31, Six Months Ended December 31, 2021 2020 2021 2020 (dollars in thousands, except per share data) Net income applicable to common stock $ 4,288 $ 2,694 $ 7,902 $ 5,422 Average number of common shares outstanding 15,217,484 15,966,158 15,280,230 16,184,821 Less: Average unallocated ESOP shares (981,011) (1,077,630) (993,221) (1,089,839) Average number of common shares outstanding used to calculate basic earnings per common share 14,236,473 14,888,528 14,287,009 15,094,982 Effect of equity-based awards 44,759 492 62,263 - Average number of common shares outstanding used to calculate diluted earnings per common share 14,281,232 14,889,020 14,349,272 15,094,982 Earnings per common share: Basic $ 0.30 $ 0.18 $ 0.55 $ 0.36 Diluted $ 0.30 $ 0.18 $ 0.55 $ 0.36 Stock options for 1,314,963 and 1,309,550 shares of common stock were not considered in computing diluted earnings per common share for the three and six months ended December 31, 2021, respectively, because they were antidilutive. Stock options for 1,345,293 and 1,343,695 shares of common stock were not considered in computing diluted earnings per common share for the three and six months ended December 31, 2020, respectively, because they were antidilutive. Note 10. Derivatives and Hedging Derivatives not designated as hedges may be used to manage the Company’s exposure to interest rate movements or to provide service to customers. The Company executes interest rate swaps with commercial lending customers to facilitate their respective risk management strategies. These interest rate swaps with customers are simultaneously offset by interest rate swaps that the Company executes with a third party in order to minimize the net risk exposure resulting from such transactions. The Company presents interest rate swap assets and liabilities in other assets and other liabilities, respectively, in the Consolidated Balance Sheets. These interest rate swap agreements do not qualify for hedge accounting treatment, and therefore changes in fair value are reported in current period earnings. The following table presents summary information about the interest rate swaps as of December 31, 2021 and June 30, 2021 (dollars in thousands). 28

December 31, June 30, 2021 2021 Notional amounts $ 180,921 $ 182,700 Weighted average pay rates 2.55% 2.55% Weighted average receive rates 2.55% 2.55% Weighted average maturity 7.95 years 8.46 years Fair value of combined interest rate swaps $ - $ - Note 11. Revenue From Contracts With Customers In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. The Company applies the following five steps to properly recognize revenue: 1. Identify the contract with a customer. 2. Identify the performance obligations in the contract. 3. Determine the transaction price. 4. Allocate the transaction price to performance obligations in the contract. 5. Recognize revenue when (or as) the Company satisfies a performance obligation. The following table presents summary information about sources of revenue from contracts with customers for the periods indicated (in thousands). Three Months Ended December 31, Six Months Ended December 31, 2021 2020 2021 2020 Noninterest income: Service charges on deposits $ 199 $ 196 $ 382 $ 358 Interchange fees 164 133 320 264 Other fees and service charges (1) 44 34 106 63 Fees and service charges 407 363 808 685 Gain on sale of premises (1) 548 - 548 - Bank-owned life insurance (1) 191 129 383 261 Net gains on sales of loans receivable (1) 41 - 47 - Swap income (1) - 238 - 367 Other noninterest income (1) 8 13 22 24 Total noninterest income $ 1,195 $ 743 $ 1,808 $ 1,337 (1) Not within the scope of ASC 606. Fees and Service Charges on Deposit Accounts. The Company earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Transaction-based fees, which include services such as ATM use fees, stop payments, statement rendering, and ACH fees, are recognized at the time the transaction is executed as that is the point in time the Company fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of the month, representing the period over which the Company satisfied the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance. Interchange Income. The Company earns interchange fees from debit cardholder transactions conducted through various payment networks. Interchange fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder. 29

Gain on Sales of Foreclosed Real Estate. The Company records a gain or loss from the sale of foreclosed real estate when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When the Company finances the sale of foreclosed real estate to the buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the foreclosed real estate asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer. In determining the gain or loss on the sale, the Company adjusts the transaction price and related gain (loss) on sale if a significant financing component is present. Note 12. Stock-Based Compensation On October 24, 2018, the Company’s shareholders approved the PCSB Financial Corporation 2018 Equity Incentive Plan (the “Plan”), which permits the grant of stock options and restricted stock and/or restricted stock units. The total number of shares that may be granted under the Plan is 2,543,115, of which 1,816,511 shares may be granted as stock options and 726,604 shares may be granted as restricted stock and restricted stock units. Total compensation cost that has been charged against income for the Plan was $820,000 and $1.6 million for the three and six months ended December 31, 2021 and $822,000 and $1.7 million for the three and six months ended December 31, 2020, respectively. Restricted Stock Awards (“RSAs”) RSAs awarded under the Plan provide for the issuance of shares to both employees and non-employee directors. These awards generally vest over a 5-year period, with 20% vesting each year on the anniversary of the award. All awards were made at the fair value of common stock on the grant date. Compensation expense is recognized over the vesting period of the awards based on the fair value of the stock at grant date. The fair value of the stock was determined to be the closing price of the stock on the NASDAQ exchange. Total shares available for grant under the Plan are 726,000, of which 549,467 shares were granted as of December 31, 2021. The following table presents a summary of RSA activity during the period ended December 31, 2021. Number of Shares Weighted-Average Grant Date Fair Value Unvested granted shares outstanding at July 1, 2021 322,580 $ 18.95 Shares granted 8,000 17.66 Shares vested (107,130) 18.97 Shares forfeited - - Unvested granted shares at December 31, 2021 223,450 $ 18.89 As of December 31, 2021, there was $3.9 million of total unrecognized compensation cost related to non-vested shares granted under the Plan. The cost is expected to be recognized over a weighted-average period of 2.2 years. Stock Option Awards Stock options awarded to employees under the Plan are considered incentive stock options (ISOs), up to applicable limits. Option awards are generally granted with an exercise price equal to the market price of the Company’s common stock at the date of grant. Those issued to non-employee directors, as well as those exceeding ISO limitations, are considered non-qualified stock options (NQSOs). Options generally vest over a 5-year period, with 20% vesting each year on the anniversary of the award, however, may not vest more rapidly than over a three-year period, and have a contractual term of 10 years. The Company has a policy of using shares held as a treasury stock to satisfy share option exercises. Currently, the Company has a sufficient number of treasury shares to satisfy the current level of exercisable share options. The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the following table. Expected volatilities are based on the historical volatilities of a peer group of publicly traded financial institutions. The expected term of options granted is based on the simplified “mid-point” approach which utilizes the weighted average vesting period and contractual 30 term. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. Total options available for grant under the Plan are 1,816,511, of which 1,320,963 options were granted as of December 31, 2021. The following table presents a summary of activity related to stock options granted under the Plan, and changes during the period then ended: Number of Options Weighted-Average Exercise Price Weighted-Average Remaining Contractual Years Aggregate Intrinsic Value (dollars in thousands, except per share data) Options outstanding at July 1, 2021 1,308,963 $ 19.00 7.4 $ 35 Options granted 12,000 17.66 Options expired - - Options forfeited - - Options exercised - - Options outstanding at December 31, 2021 1,320,963 $ 18.98 6.9 $ 389 Exercisable at December 31, 2021 782,978 $ 19.02 6.9 $ 207 As of December 31, 2021, there was $2.3 million of total unrecognized compensation cost related to non-vested stock options granted under the Plan. The cost is expected to be recognized over a weighted-average period of 2.2 years. The fair value of options granted during the six months ended December 31, 2021, was determined using the following weighted-average assumptions as of grant date. Risk-free interest rate 1.00% Expected term (in years) 6.25 Expected stock price volatility 35.91% Dividend yield 1.36% Weighted average fair value of options granted $ 5.50 Note 13. Leases As of December 31, 2021, the Company leases real estate for eleven branch offices and one administrative office, including its corporate headquarters, under various operating lease agreements. The Company’s leases have maturities which range from 2022 to 2041, some of which include lessee options to extend the lease term. The weighted average remaining life of the lease terms for these leases was 9.59 years as of December 31, 2021. The operating lease asset and lease liability are determined at the commencement date of the lease based on the present value of the lease payments. As most of our leases do not provide an implicit rate, the Company used its incremental borrowing rate, the rate of interest to borrow on a collateralized basis for a similar term, at the lease commencement date. The Company utilized a weighted average discount rate of 2.40% in determining the lease liability as of December 31, 2021. The Company made a policy election to exclude the recognition requirements of ASC 842 to short-term leases, those leases with original terms of 12 months or less. Short-term lease payments are recognized in the income statement on a straight-line basis over the lease term. The Company had no short-term lease cost for the three or six months ended December 31, 2021 or 2020. Certain leases may include one or more options to renew. The exercise of lease renewal options is typically at the Company’s discretion and are included in the operating lease liability if it is reasonably certain that the renewal option will be exercised. Certain real estate leases may contain lease and non-lease components, such as common area maintenance charges, real estate taxes, and insurance, which are generally accounted for separately and are not included in the measurement of the lease liability since they are generally able to be segregated. The Company does not sublease any of its leased properties. There were no sale and leaseback 31 transactions, leveraged leases or lease transactions with related parties during the three or six months ended December 31, 2021 or 2020. Total operating lease cost was $505,000 and $1.0 million for the three and six months ended December 31, 2021 and $501,000 and $1.0 million for the three and six months ended December 31, 2020, respectively. The right-of-use asset, included in premises and equipment, net, was $8.8 million and the corresponding lease liability, included in other liabilities was $9.0 million as of December 31, 2021. Future minimum lease payments for the fiscal years ending June 30 and a reconciliation of undiscounted lease cash flows and the lease liability recognized in the consolidated balance sheet as of December 31, 2021 is shown below: (dollars in thousands) 2022 $ 1,017 2023 1,940 2024 1,569 2025 1,276 2026 748 Thereafter 3,802 Total future minimum lease payments (undiscounted) 10,352 Discounting effect on cash flows (1,327) Lease liability (discounted) $ 9,025 Note 14. Subsequent Events Subsequent to December 31, 2021, and through February 2, 2022, the Company repurchased 3,122 shares of common stock, at an average cost of $19.02. 32

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations. General Management’s discussion and analysis of financial condition at December 31, 2021 and June 30, 2021, and results of operations for the three and six months ended December 31, 2021 and 2020 is intended to assist in understanding the consolidated financial condition and results of operations of the Company. The information contained in this section should be read in conjunction with the unaudited consolidated financial statements and the notes thereto appearing in Part I, Item 1, of this quarterly report on Form 10-Q and with the audited consolidated financial statements included in the annual report on Form 10-K for the fiscal year ended June 30, 2021. Cautionary Note Regarding Forward-Looking Statements This quarterly report contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to: • statements of our goals, intentions and expectations; • statements regarding our business plans, prospects, growth and operating strategies; • statements regarding the quality of our loan and investment portfolios; and • estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: • extent, duration and severity of the COVID-19 pandemic and government action in response to the pandemic, including their impact on our business and operations, including the impact on lost fee revenue and operating expenses, as well as their effects on our customers and issuers of securities, including their ability to make timely payments on obligations, service providers, and on economies and markets more generally; • general economic conditions, either nationally or in our market areas, that are worse than expected; • changes in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; • our ability to access cost-effective funding; • fluctuations in real estate values and both residential and commercial real estate market conditions; • demand for loans and deposits in our market area; • our ability to continue to implement our business strategies; • competition among depository and other financial institutions; • inflation and changes in the interest rate environment that reduce our margins and yields, reduce the fair value of financial instruments or reduce the origination levels in our lending business, or increase the level of defaults, losses and prepayments on loans we have made and make whether held in portfolio or sold in the secondary markets; • adverse changes in the securities or credit markets; • changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; • our ability to manage market risk, credit risk and operational risk in the current economic conditions; 33

• our ability to enter new markets successfully and capitalize on growth opportunities; • our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; • changes in consumer spending, borrowing and savings habits; • changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, or the Securities and Exchange Commission; • our ability to retain key employees; • our compensation expense associated with equity allocated or awarded to our employees; and • changes in the financial condition, results of operations or future prospects of issuers of securities that we own. Additional factors that may affect our results are discussed in the annual report on Form 10-K for the fiscal year ended June 30, 2021, under the heading “Risk Factors” and in this quarterly report on Form 10-Q under Part II, Item 1A. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation. Critical Accounting Policies Critical accounting estimates are necessary in the application of certain accounting policies and procedures and are particularly susceptible to significant change. Critical accounting policies are defined as those involving significant judgments, estimates and assumptions by management that could have a material impact on the carrying value of certain assets or on income under different assumptions or conditions. For additional information regarding critical accounting policies, refer to the section captioned “Critical Accounting Policies” in Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the June 30, 2021 Form 10-K. There have been no significant changes in our application of critical accounting policies for the three or six months ended December 31, 2021. Loan Payment Deferrals The COVID-19 pandemic has created extensive disruptions to the local economy and our customers. Through December 31, 2021, the Company has granted loan payment deferrals on 330 consumer and commercial loans whose borrowers have demonstrated financial hardship caused by COVID-19 with loan balances totaling $220.2 million. As of December 31, 2021, 7 loans totaling $13.7 million were still on deferral. Of those loans still on deferral as of December 31, 2021, $10.1 million have resumed payments in January 2022, with the remaining $3.6 million (1 loan) scheduled to resume payments in June 2022. The table below provides additional detail for those loans on deferral as of December 31, 2021 (dollar amounts in thousands): 34

Industry Sector: Number of loans Recorded Investment (1) (2) % secured by real estate collateral Loan-to-Value % (3) Weighted average term of remaining deferral (in months) Consumer 1 $ 91 100.0% 23.2% 2.0 Commercial: Retail 3 11,590 100.0 59.6 1.6 Food service 1 1,696 100.0 44.9 0.0 All other commercial 2 369 50.1 38.9 0.0 Total commercial 6 13,655 98.7 57.4 1.3 Total 7 $ 13,746 98.7% 57.2% 1.4 (1) Includes loans classified as pass-rated, special mention and substandard of $8.3 million, $185,000 and $5.3 million, respectively. (2) Includes $3.6 million of nonaccrual loans. All loans are considered current. (3) Generally based on collateral values upon origination. The table below provides additional detail regarding the type of deferral granted for those loans on deferral as of December 31, 2021 (dollar amounts in thousands): Consumer Commercial Total Principal only $ - $ 8,378 $ 8,378 Principal and interest 91 5,277 5,368 Total $ 91 $ 13,655 $ 13,746 Comparison of Financial Condition at December 31, 2021 and June 30, 2021 Total Assets. Total assets increased $13.2 million, or 0.7%, to $1.89 billion at December 31, 2021 from $1.87 billion at June 30, 2021. The increase is primarily the result of increases of $52.7 million in held to maturity investment securities and $14.2 million in net loans receivable, partially offset by decreases of $39.0 million in cash and cash equivalents and $13.7 million in available for sale investment securities. Cash and Cash Equivalents. Cash and cash equivalents decreased $39.0 million, or 24.5%, to $120.3 million at December 31, 2021 from $159.3 million at June 30, 2021. The decrease is primarily due to a $39.0 million increase in total investment securities, a $14.2 million increase in net loans receivable, an $11.3 million decrease in other liabilities and a $7.6 million decrease in FHLB advances, partially offset by a $31.4 million increase in deposits. Securities Held to Maturity. Total securities held to maturity increased $52.7 million, or 15.6%, to $390.3 million at December 31, 2021 from $337.6 million at June 30, 2021. This increase was primarily due to increases of $29.9 million in municipal securities, $8.5 million in corporate bonds, $8.3 million in mortgage-backed securities, and $6.0 million in U.S. government and agency obligations. Securities Available for Sale. Total securities available for sale decreased $13.7 million, or 23.9%, to $43.7 million at December 31, 2021 from $57.4 million at June 30, 2021. This decrease was primarily due to decreases of $11.0 million in U.S. government and agency obligations, $2.2 million in mortgage-backed securities and a $430,000 decrease in net unrealized gains. Net Loans Receivable. Net loans receivable increased $14.2 million, or 1.2%, to $1.24 billion at December 31, 2021 from $1.23 billion at June 30, 2021. The increase in loans receivable was the result of a $41.0 million increase in commercial mortgages and a $1.7 million increase in construction loans, partially offset by decreases of $15.6 million in commercial loans, $11.5 million in residential mortgage loans and $1.3 million in home equity credit lines. The decrease in commercial loans includes a decrease of $24.3 million in PPP loans, driven by paydowns and forgiveness. 35

Deposits. Total deposits increased $31.4 million, or 2.1%, to $1.52 billion at December 31, 2021 as compared to $1.49 billion at June 30, 2021. This increase primarily reflects increases of $28.5 million in money market accounts, $21.4 million in NOW accounts and $5.5 million in savings accounts, partially offset by decreases of $20.7 million in time deposits and $3.3 million in demand deposits. Federal Home Loan Bank Advances. FHLB advances decreased $7.6 million to $58.4 million at December 31, 2021 as compared to $66.0 million at June 30, 2021. This decrease is due to maturities and principal paydowns of $7.6 million. Total Shareholder’s Equity. Total shareholders’ equity increased $274,000, or 0.1%, to $274.8 million at December 31, 2021 from $274.6 million at June 30, 2021. This increase was primarily due to net income of $7.9 million and $2.5 million of stock-based compensation and reduction in unearned ESOP shares for plan shares earned during the period, partially offset by the repurchase of $8.2 million (440,666 shares) of common stock and $1.7 million of cash dividends declared and paid. On February 3, 2021, a repurchase plan was authorized to repurchase up to 801,856 shares, or 5% of the Company’s then outstanding common stock. As of December 31, 2021, the Company repurchased 679,439 shares of common stock at an average cost of $18.23 per share under this plan. At December 31, 2021, the Bank was considered “well capitalized” under applicable regulatory guidelines. Comparison of Operating Results for the Three Months Ended December 31, 2021 and December 31, 2020 General. Net income increased $1.6 million, or 59.2%, to $4.3 million for the three months ended December 31, 2021 compared to $2.7 million for the same period last year. The increase was primarily due to a $1.7 million increase in net interest income and a $452,000 increase in noninterest income, partially offset by a $298,000 increase in income tax expense, a $157,000 increase in provision for loan losses and a $114,000 increase in non-interest expense. Net Interest Income. Net interest income increased $1.7 million, or 14.8%, to $13.3 million for the three months ended December 31, 2021 compared to $11.6 million for the same period last year. The increase primarily reflects an $81.6 million, or 4.8%, increase in average interest-earning assets and a 27 basis point increase in the tax equivalent net interest margin to 2.97% for the three months ended December 31, 2021 compared to 2.70% for the same period last year. The increase in average interest-earning assets reflects a $114.1 million increase in average investment securities and a $9.6 million increase in average loans receivable, partially offset by a $42.0 million decrease in average other interest-earning assets. Interest and Dividend Income. Interest and dividend income increased $645,000, or 4.5%, to $14.9 million for the three months ended December 31, 2021 compared to $14.2 million for the same period last year. The increase primarily reflects an $81.6 million increase in total average interest-earning assets and a 1 basis point increase in the yield on total interest-earning assets. The increase in the average interest earning assets is primarily due to higher average balances in investment securities and loans receivable. The increase in the average yield on interest earning assets is due to higher prepayment income and PPP loan interest income and origination fee income in the current year quarter, mostly offset by ongoing downward repricing of securities and loans. Interest income on loans receivable increased $469,000, or 3.8%, primarily due to a 12 basis point increase in the average tax equivalent yield on loans receivable to 4.07% for the three months ended December 31, 2021 from 3.95% for the same period last year and a $9.6 million, or 0.8%, increase in the average balance of loans receivable to $1.24 billion for the three months ended December 31, 2021 from $1.23 billion for the same period last year. The increase in the average tax equivalent yield on loans receivable is primarily due to $555,000 of prepayment income and $332,000 of PPP loan interest income and origination fee income recognized by the Company in the current year quarter compared to $73,000 and $159,000, respectively, for the same period last year. Interest income on investment securities increased $198,000, or 10.2%, primarily due to a $114.1 million increase in the average balance of investment securities to $427.9 million for the three months ended December 31, 2021 from $313.8 million for the same period last year, partially offset by a 43 basis point decrease in the average tax equivalent yield on investment securities to 2.08% for the three months ended December 31, 2021 from 2.51% for the same period last year. The increase in the average balance of investment securities is the result of the Company utilizing excess liquidity to fund securities portfolio growth and loan portfolio growth. The decrease in tax equivalent yield is a result of the investment portfolio continuing to re-price downward due to lower market interest rates and $117,000 in prepayment income recognized by the Company in the prior year. 36

Interest income on other interest-earning assets, primarily consisting of cash balances at correspondent banks including the Federal Reserve, decreased $22,000, or 20.0%, primarily due to a $42.0 million decrease in the average balance of other interest-earning assets to $126.6 million for the three months ended December 31, 2021 compared to $168.6 million for the same period last year, partially offset by a 2 basis point increase in the average yield on other interest-earning assets to 0.28% for the three months ended December 31, 2021, from 0.26% for the same period last year. The decrease in average balance of other interest earning assets is due to the Company utilizing funds to purchase investment securities and originate loans. Interest Expense. Interest expense decreased $1.1 million, or 39.8%, to $1.6 million for the three months ended December 31, 2021 compared to $2.7 million for the same period last year. The decrease primarily reflects a 34 basis point decrease in the average cost of interest-bearing liabilities to 0.47% for the three months ended December 31, 2021 from 0.81% for the same period last year, partially offset by a $59.2 million increase in the average balance of interest-bearing liabilities to $1.37 billion for the three months ended December 31, 2021 from $1.31 billion for the same period last year. Interest expense on interest-bearing deposits decreased $866,000, or 40.1%, primarily due to a 32 basis point decrease in the average cost of interest-bearing deposits to 0.39% for the three months ended December 31, 2021 from 0.71% for the same period last year and offset by a $101.4 million increase in the average balance to $1.30 billion for the three months ended December 31, 2021 from $1.20 billion for the same period last year. The decrease in the average rate paid on interest-bearing deposits was primarily caused by a decrease in market interest rates affecting most significantly the average rates paid on time deposits and money market accounts, which decreased 52 and 14 basis points, respectively, when compared to the same period last year. Over the next 12 months, the Company has $40.0 million of wholesale funding maturing, comprised of FHLB advances and brokered time deposits, with a weighted average cost of 2.07%. Interest expense on FHLB advances decreased $200,000, or 38.5%, primarily due to a $42.2 million decrease in the average balance to $63.8 million for the three months ended December 31, 2021 from $106.0 million for the same period last year, partially offset by a 5 basis point increase in the average cost to 1.99% for the three months ended December 31, 2021 from 1.94% for the same period last year. The increase in the cost of FHLB advances is due to the maturity of lower-costing advances. Provision for Loan Losses. The provision for loan losses was $264,000 for the three months ended December 31, 2021, compared to $107,000 for the same period last year. The increase is primarily due to loan portfolio growth. Recoveries, net of charge-offs, were $6,000 for the three months ended December 31, 2021 compared to charge-offs, net of recoveries, of $102,000 for the same period last year. Non-performing loans as a percent of total loans receivable (excluding PPP loans) were 0.64% as of December 31, 2021, an increase from 0.48% compared to June 30, 2021. The increase in non-performing loans over the last 12 months primarily includes three commercial relationships totaling $6.3 million, including $2.7 million of loans secured by multi-family commercial real estate (including 1 relationship consisting of 2 construction loans totaling $1.5 million) with a weighted average loan-to-value ratio of 68.8% and one loan for $3.6 million secured by non-owner-occupied retail commercial real estate with a loan-to-value ratio of 53.9%. Loans on a COVID-19 related payment deferral totaled $13.7 million, or 1.10% of gross loans, as of December 31, 2021, compared to $27.3 million, or 2.21% of gross loans, as of June 30, 2021. Loans on deferral totaling $10.1 million have resumed payments in January 2022, with the remaining $3.6 million (1 loan) scheduled to resume payments in June 2022. Noninterest Income. Noninterest income increased $452,000, or 60.8%, to $1.2 million for the three months ended December 31, 2021 compared to the same period last year. The increase was caused primarily by increases of $548,000 in gains on sale of premises, $62,000 in bank-owned life insurance income, $44,000 in fees and service charges and $41,000 in gains on sale of loans, partially offset by a $238,000 decrease in swap income and a $5,000 decrease in all other noninterest income. During the current quarter, the Company sold a parcel of unused land, resulting in the gain discussed above. The increase in fees and service charges compared to the same period last year was partially the result of the waiver in the prior year of certain overdraft fees, ATM usage fees, wire and CD early withdrawal fees in response to COVID-19, as well an increase in debit card and interchange income in the current year. Noninterest Expense. Noninterest expense increased $114,000, or 1.3%, for the three months ended December 31, 2021 compared to the same period last year. The increase was primarily due to increases of $323,000 in salaries and benefits, $80,000 in communication and data processing, $80,000 in franchise taxes (due to reinstitution of NYS capital tax) and $55,000 in all other noninterest expense, partially offset by decreases of 37

$341,000 in pension costs and $83,000 in professional fees. The increase in salaries and benefits was due to increases of $137,000 in ESOP and other post-retirement benefits and $186,000 in all other salaries and benefits. Income Tax Expense. Income tax expense increased $298,000, or 37.3%, for the three months ended December 31, 2021 compared to the same period last year. The increase was caused by higher pre-tax income, partially offset by a lower effective tax rate. The effective income tax rate was 20.4% for the three months ended December 31, 2021 as compared to 22.9% for the same period last year, with the decrease largely driven by an increase in tax-exempt interest income on municipal investments and bank-owned life insurance income. Comparison of Operating Results for the Six Months Ended December 31, 2021 and December 31, 2020 General. Net income increased $2.5 million, or 45.7%, to $7.9 million for the six months ended December 31, 2021 compared to $5.4 million for the same period last year. The increase was primarily due to a $2.7 million increase in net interest income and a $471,000 increase in noninterest income, partially offset by a $485,000 increase in income tax expense, a $114,000 increase in non-interest expense and a $61,000 increase in provision for loan losses. Net Interest Income. Net interest income increased $2.7 million, or 11.5%, to $25.8 million for the six months ended December 31, 2021 compared to $23.1 million for the same period last year. The increase primarily reflects a $72.2 million, or 4.2%, increase in average interest-earning assets and a 20 basis point increase in the tax equivalent net interest margin to 2.90% for the six months ended December 31, 2021 compared to 2.70% for the same period last year. The increase in average interest-earning assets reflects a $101.7 million increase in average investment securities, partially offset by a $9.8 million decrease in average loans receivable and a $19.7 million decrease in average other interest-earning assets. Interest and Dividend Income. Interest and dividend income increased $344,000, or 1.2%, to $29.1 million for the six months ended December 31, 2021 compared to $28.8 million for the same period last year. The increase primarily reflects a $72.2 million increase in total average interest-earning assets, partially offset by a 9 basis point decrease in the yield on total interest-earning assets. The increase in the average interest earning assets is primarily due to higher average balances in the investment securities portfolio. The decrease in the average tax equivalent yield on interest earning assets is the result of the investment securities and loan portfolios continuing to re-price downward due to lower market rates, partially offset by higher prepayment income and PPP loan interest income and origination fee income in the current year. Interest income on loans receivable increased $29,000, or 0.1%, primarily due to a 3 basis point increase in the average tax equivalent yield on loans receivable to 4.01% for the six months ended December 31, 2021 from 3.98% for the same period last year, partially offset by a $9.8 million, or 0.8%, decrease in the average balance of loans receivable to $1.23 billion for the six months ended December 31, 2021 from $1.24 billion for the same period last year. The increase in the average tax equivalent yield on loans receivable is primarily due to $587,000 of prepayment income and $705,000 of PPP loan interest income and origination fee income recognized by the Company in the current year period compared to $132,000 and $376,000, respectively, for the same period in the prior year. Interest income on investment securities increased $353,000, or 9.3%, primarily due to a $101.6 million increase in the average balance of investment securities to $416.2 million for the six months ended December 31, 2021 from $314.6 million for the same period last year, partially offset by a 36 basis point decrease in the average tax equivalent yield on investment securities to 2.08% for the six months ended December 31, 2021 from 2.44% for the same period last year. The increase in the average balance of investment securities is the result of the Company utilizing excess liquidity to fund investment securities portfolio growth and loan portfolio growth. The decrease in tax equivalent yield is a result of the investment portfolio continuing to re-price downward due to lower market interest rates and $117,000 in prepayment penalties recognized by the Company in the prior year period. Interest income on other interest-earning assets, primarily consisting of cash balances at correspondent banks including the Federal Reserve, decreased $38,000, or 16.2%, primarily due to a $19.7 million decrease in the average balance of other interest-earning assets to $143.6 million for the six months ended December 31, 2021 compared to $163.3 million for the same period last year and a 2 basis point decrease in the average yield on other interest-earning assets to 0.27% for the six months ended December 31, 2021, from 0.29% compared to the same period last year. The decrease in average balance of other interest earning assets is due to the Company utilizing 38 funds to purchase investment securities and originate loans. The decrease in the yield on other interest earning assets is primarily due to changes in asset mix. Interest Expense. Interest expense decreased $2.3 million, or 41.3%, to $3.3 million for the six months ended December 31, 2021 compared to $5.6 million for the same period last year. The decrease primarily reflects a 38 basis point decrease in the average cost of interest-bearing liabilities to 0.48% for the six months ended December 31, 2021 from 0.86% for the same period last year, partially offset by a $56.9 million increase in the average balance of interest-bearing liabilities to $1.37 billion for the six months ended December 31, 2021 from $1.31 billion for the same period last year. Interest expense on interest-bearing deposits decreased $1.9 million, or 42.4%, primarily due to a 36 basis point decrease in the average cost of interest-bearing deposits to 0.40% for the six months ended December 31, 2021 from 0.76% for the same period last year, partially offset by a $98.1 million increase in the average balance to $1.30 billion for the six months ended December 31, 2021 from $1.20 billion for the same period last year. In response to lower market interest rates and increased liquidity levels, deposit rate reductions have been implemented throughout the last two years, the effects of which continue to be realized. The decrease in market interest rates most significantly affected the average rates paid on time deposits and money market accounts, which decreased 58 and 15 basis points, respectively, when compared to the same period last year. Interest expense on FHLB advances decreased $381,000, or 36.7%, primarily due to a $41.2 million decrease in the average balance to $64.9 million for the six months ended December 31, 2021 from $106.1 million for the same period last year, partially offset by a 7 basis point increase in the average cost to 2.01% for the six months ended December 31, 2021 from 1.94% for the same period last year. The increase in the cost of FHLB advances is due to the maturity of lower-costing advances. Provision for Loan Losses. The provision for loan losses was $277,000 for the six months ended December 31, 2021, compared to $216,000 for the same period last year. The increase is primarily due to loan portfolio growth. Recoveries, net of charge-offs, were $271,000 for the six months ended December 31, 2021 compared to charge-offs, net of recoveries, of $178,000 for the same period last year. Noninterest Income. Noninterest income increased $471,000, or 35.2%, to $1.8 million for the six months ended December 31, 2021 compared to the same period last year. The increase was caused primarily by increases of $548,000 in gains on sale of premises, $123,000 in fees and service charges, $122,000 in bank-owned life insurance income and $47,000 in gains on sale of loans, partially offset by a $367,000 decrease in swap income and a $2,000 decrease in all other noninterest income. During the current year, the Company sold a parcel of unused land, resulting in the gain discussed above. The increase in fees and service charges compared to the same period last year was partially the result of the waiver in the prior year of certain overdraft fees, ATM usage fees, wire and CD early withdrawal fees in response to COVID-19, as well an increase in debit card and interchange income in the current year. Noninterest Expense. Noninterest expense increased $114,000, or 0.7%, for the six months ended December 31, 2021 compared to the same period last year. The increase was primarily due to increases of $489,000 in salaries and benefits, $159,000 in franchise taxes and $145,000 in all other noninterest expenses, partially offset by a $589,000 decrease in pension costs and a $90,000 decrease in professional fees. The increase in salaries and benefits was due to increases of $324,000 in ESOP and other post-retirement benefits and $175,000 in all other salaries and benefits. Income Tax Expense. Income tax expense increased $485,000, or 32.2%, for the six months ended December 31, 2021 compared to the same period last year. The increase was caused by higher pre-tax income, partially offset by a lower effective tax rate. The effective income tax rate was 20.1% for the six months ended December 31, 2021 compared to 21.8% for the same period last year, with the decrease largely driven by an increase in tax-exempt interest income on municipal investments and bank-owned life insurance income. 39

Average Balance Sheet and Interest Rates.

The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average tax equivalent yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances have been calculated using daily balances. Nonaccrual loans are included in average balances only. Loan fees are included in interest income on loans and are not material (dollars in thousands).

	Three Months Ended December 31,					
	2021			2020		
	Average Balance	Interest/ Dividends	Average Rate	Average Balance	Interest/ Dividends	Average Rate
Assets:						
Loans receivable (1)	$ 1,242,109	$ 12,651	4.07%	$ 1,232,555	$ 12,182	3.95%
Investment securities (1)	427,918	2,131	2.08	313,812	1,933	2.51
Other interest-earning assets	126,586	88	0.28	168,608	110	0.26
Total interest-earning assets	1,796,613	14,870	3.33	1,714,975	14,225	3.32
Non-interest-earning assets	77,506			70,417		
Total assets	$ 1,874,119			$ 1,785,392		
Liabilities and equity:						
NOW accounts	$ 192,856	90	0.18	$ 149,620	79	0.21
Money market accounts	355,708	168	0.19	255,961	211	0.33
Savings accounts and escrow	398,076	108	0.11	362,422	168	0.18
Time deposits	357,242	926	1.03	434,446	1,700	1.55
Total interest-bearing deposits	1,303,882	1,292	0.39	1,202,449	2,158	0.71
FHLB advances	63,805	320	1.99	106,034	520	1.94
Total interest-bearing liabilities	1,367,687	1,612	0.47	1,308,483	2,678	0.81
Non-interest-bearing deposits	214,558			178,538		
Other non-interest-bearing liabilities	16,250			26,482		
Total liabilities	1,598,495			1,513,503		
Total shareholders' equity	275,624			271,889		
Total liabilities and shareholders' equity	$ 1,874,119			$ 1,785,392		
Net interest income		$ 13,258			$ 11,547	
Interest rate spread - tax equivalent (2)			2.86			2.51
Net interest margin - tax equivalent (3)			2.97			2.70
Average interest-earning assets to interest-bearing liabilities	131.36%			131.07%		

(1) Tax exempt yield is shown on a tax equivalent basis for proper comparison using statutory federal income tax rate of 21% for all periods presented. See reconciliation of GAAP to non-GAAP measures in the table below.

(2) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.

(3) Net interest margin represents annualized net interest income divided by average interest-earning assets. See reconciliation of GAAP to non-GAAP measures in the table below.

40

	Six Months Ended December 31,					
	2021			2020		
	Average Balance	Interest/ Dividends	Average Rate	Average Balance	Interest/ Dividends	Average Rate
Assets:						
Loans receivable (1)	$ 1,232,821	$ 24,758	4.01%	$ 1,242,575	$ 24,729	3.98%
Investment securities (1)	416,241	4,142	2.08	314,552	3,789	2.44
Other interest-earning assets	143,622	197	0.27	163,323	235	0.29
Total interest-earning assets	1,792,684	29,097	3.26	1,720,450	28,753	3.35
Non-interest-earning assets	76,940			71,172		
Total assets	$ 1,869,624			$ 1,791,622		
Liabilities and equity:						
NOW accounts	$ 187,693	159	0.17	$ 149,543	168	0.22
Money market accounts	353,141	355	0.20	253,129	449	0.35
Savings accounts and escrow	397,684	221	0.11	361,256	370	0.20
Time deposits	362,442	1,911	1.05	438,966	3,603	1.63
Total interest-bearing deposits	1,300,960	2,646	0.40	1,202,894	4,590	0.76
FHLB advances	64,870	658	2.01	106,051	1,039	1.94
Total interest-bearing liabilities	1,365,830	3,304	0.48	1,308,945	5,629	0.86
Non-interest-bearing deposits	211,182			181,312		
Other non-interest-bearing liabilities	18,096			27,720		
Total liabilities	1,595,108			1,517,977		
Total shareholders' equity	274,516			273,645		
Total liabilities and shareholders' equity	$ 1,869,624			$ 1,791,622		
Net interest income		$ 25,793			$ 23,124	
Interest rate spread - tax equivalent (2)			2.78			2.49
Net interest margin - tax equivalent (3)			2.90			2.70
Average interest-earning assets to interest-bearing liabilities	131.25%			131.44%		

(1) Tax exempt yield is shown on a tax equivalent basis for proper comparison using statutory federal income tax rate of 21% for all periods presented. See reconciliation of GAAP to non-GAAP measures in the table below.

(2) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.

(3) Net interest margin represents annualized net interest income divided by average interest-earning assets. See reconciliation of GAAP to non-GAAP measures in the table below.

The following table presents information regarding tax equivalent adjustment used in the calculation of certain financial metrics (in thousands).

	Three Months Ended December 31,		Six Months Ended December 31,	
	2021	2020	2021	2020
Total interest income	$ 14,870	$ 14,225	$ 29,097	$ 28,753
Total interest expense	1,612	2,678	3,304	5,629
Net interest income (GAAP)	13,258	11,547	25,793	23,124
Tax equivalent adjustment	99	45	188	78
Net interest income - tax equivalent (non-GAAP)	$ 13,357	$ 11,592	25,981	23,202

41

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. Changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume (in thousands).

	Three Months Ended December 31, 2021 versus 2020		
	Rate	Volume	Net
Interest income:			
Loans receivable	$ 257	$ 212	$ 469
Investment securities	(408)	606	198
Other interest-earning assets	9	(31)	(22)
Total interest-earning assets	(142)	787	645
Interest expense:			
NOW accounts	(10)	21	11
Money market accounts	(108)	65	(43)
Savings and escrow accounts	(73)	13	(60)
Time deposits	(508)	(266)	(774)
FHLB advances	12	(212)	(200)
Total interest-bearing liabilities	(687)	(379)	(1,066)
Net increase in net interest income	$ 545	$ 1,166	$ 1,711

	Six Months Ended December 31, 2021 versus 2020		
	Rate	Volume *(in thousands)*	Net
Interest income:			
Loans receivable	$ 34	$ (5)	$ 29
Investment securities	(751)	1,104	353
Other interest-earning assets	(7)	(31)	(38)
Total interest-earning assets	(724)	1,068	344
Interest expense:			
NOW accounts	(46)	37	(9)
Money market accounts	(235)	141	(94)
Savings and escrow accounts	(180)	31	(149)
Time deposits	(1,138)	(554)	(1,692)
FHLB advances	35	(416)	(381)
Total interest-bearing liabilities	(1,564)	(761)	(2,325)
Net (decrease) increase in net interest income	$ 840	$ 1,829	$ 2,669

Management of Market Risk

General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage our exposure to changes in market interest rates. Accordingly, we have established a management-level Asset/Liability Management Committee, which takes initial responsibility for developing an asset/liability management process and related procedures, establishing and monitoring reporting systems and developing asset/liability strategies. On at least a quarterly basis, the Asset/Liability Management Committee reviews asset/liability management with the

42

Investment Asset/Liability Committee of the Board of Directors. This Committee also reviews any changes in strategies as well as the performance of any specific asset/liability management actions that have been implemented previously. On a quarterly basis, an outside consulting firm provides us with detailed information and analysis as to asset/liability management, including our interest rate risk profile. Ultimate responsibility for effective asset/liability management rests with our Board of Directors.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. We have implemented the following strategies to manage our interest rate risk: originating loans with adjustable interest rates; utilizing interest rate swaps, promoting core deposit products; and adjusting the interest rates and maturities of funding sources, as necessary. By following these strategies, we believe that we are better positioned to react to changes in market interest rates.

Net Portfolio Value Simulation. We analyze our sensitivity to changes in interest rates through a net portfolio value of equity ("NPV") model. NPV represents the present value of the expected cash flows from our assets less the present value of the expected cash flows arising from our liabilities. The NPV ratio represents the dollar amount of our NPV divided by the present value of our total assets for a given interest rate scenario. NPV attempts to quantify our economic value using a discounted cash flow methodology while the NPV ratio reflects that value as a form of equity ratio. We estimate what our NPV would be at a specific date. We then calculate what the NPV would be at the same date throughout a series of interest rate scenarios representing immediate and permanent, parallel shifts in the yield curve. We currently calculate NPV under the assumptions that interest rates increase 100 and 200 basis points from current market rates and that interest rates decrease 50 and 100 basis points from current market rates.

The following table presents the estimated changes in our NPV that would result from changes in market interest rates at December 31, 2021 and June 30, 2021. All estimated changes presented in the table are within the policy limits approved by our Board of Directors (dollars in thousands).

	NPV			NPV as Percent of Portfolio Value of Assets	
Basis Point Change in Interest Rates	**Dollar Amount**	**Dollar Change**	**Percent Change**	**NPV Ratio**	**Change (in bps)**
December 31, 2021:					
200	$ 272,628	$ (38,768)	(12.4) %	15.40%	(129)
100	298,428	(12,968)	(4.2)	16.39	(30)
-	311,396	-	-	16.70	-
(50)	331,242	19,846	6.4	17.49	79
(100)	355,886	44,490	14.3	18.50	181
June 30, 2021:					
200	$ 270,679	$ (37,814)	(12.3) %	15.21%	(122)
100	291,715	(16,778)	(5.4)	15.95	(48)
-	308,493	-	-	16.43	-
(50)	324,999	16,506	5.4	17.06	63
(100)	346,539	38,046	12.3	17.94	151

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. The above table assumes that the composition of our interest-sensitive assets and liabilities existing at the date indicated remains constant uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our NPV and will differ from actual results.

43

Liquidity and Capital Resources Liquidity. Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. We regularly review the need to adjust our investments in liquid assets based upon our assessment of: (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, and (4) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term securities. Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At December 31, 2021, cash and cash equivalents totaled $120.3 million, a decrease from $159.3 million as of June 30, 2021. Unpledged securities classified as available for sale, which provide an additional source of liquidity, totaled $24.0 million at December 31, 2021, a decrease from $28.9 million as of June 30, 2021. We had the ability to borrow up to $372.2 million from the FHLB of New York, at December 31, 2021 of which $58.4 million was outstanding as of December 31, 2021. Additionally, as of December 31, 2021, we had an available line of credit with the FRB of New York’s discount window program of $97.3 million, and $25.0 million of fed funds lines of credit, neither of which had outstanding balances as of December 31, 2021. We have no material commitments or demands that are likely to affect our liquidity other than as set forth below. If loan demand was to increase faster than expected, or any unforeseen demand or commitment was to occur, we could access our borrowing sources detailed above. We had $42.1 million of loan commitments outstanding as of December 31, 2021 and $163.6 million of approved, but unadvanced, funds to borrowers. We also had $3.1 million in outstanding letters of credit at December 31, 2021. Time deposits due within one year of December 31, 2021 totaled $212.6 million. If these deposits do not remain with us, we will be required to seek other sources of funds, including other time deposits and FHLB of New York advances. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the time deposits at December 31, 2021. We believe, however, based on past experience that a significant portion of our time deposits will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered. The Holding Company is a separate legal entity from the Bank and must provide for its own liquidity to pay any dividends to its shareholders, to repurchase shares of its common stock and for other corporate purposes. The Holding Company’s primary source of liquidity is dividend payments it may receive from the Bank. The Bank’s ability to pay dividends to the Holding Company is governed by applicable law and regulations. At December 31, 2021, the Holding Company (on an unconsolidated, stand-alone basis) had liquid assets of $19.7 million. Capital Resources. The Bank is subject to various regulatory capital requirements administered by the NYSDFS and the FDIC. At December 31, 2021, the Bank exceeded all applicable regulatory capital requirements, and the Bank was considered “well capitalized” under applicable regulatory 2021, the Bank exceeded all applicable regulatory capital requirements, and the Bank was considered “well capitalized” under applicable regulatory guidelines. See Note 8 to the accompanying unaudited consolidated financial statements. 44

Item 3. Quantitative and Qualitative Disclosures About Market Risk. The information required by this item is included in Part I, Item 2 of this report under "Management of Market Risk." Item 4. Controls and Procedures An evaluation was performed under the supervision and with the participation of the Company’s management, including the Chief Executive Officer and the Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Securities and Exchange Act of 1934, as amended) as of December 31, 2021. Based on that evaluation, the Company’s management, including the Chief Executive Officer and the Chief Financial Officer, concluded that the Company’s disclosure controls and procedures were effective. During the quarter ended December 31, 2021, there have been no changes in the Company’s internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. PART II - OTHER INFORMATION Item 1. Legal Proceedings The Company is not involved in any pending legal proceedings as a plaintiff or a defendant other than routine legal proceedings occurring in the ordinary course of business. At December 31, 2021, the Company was not involved in any legal proceedings the outcome of which it believes would be material to its consolidated financial condition or results of operations. Item 1A. Risk Factors For information regarding the Company’s risk factors, see Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021, filed with the Securities and Exchange Commission. As of December 31, 2021, the risk factors of the Company have not changed materially from those disclosed in the Annual Report on Form 10-K for the year ended June 30, 2021. Item 2. Unregistered Sales of Equity Securities and Use of Proceeds of Registered Securities (a) Not applicable (b) Not applicable (c) On February 3, 2021, a repurchase program was authorized by the Board of Directors to repurchase up to 801,856 shares, or 5.0% of the Company’s then outstanding common stock. The following table presents information regarding stock repurchases by the Company during the quarter ended December 31, 2021. Total number of shares purchased Average price paid per share Total number of shares purchased as part of publicly announced plans or programs Maximum number of shares that may yet be purchased under the plans or programs October 1, 2021 through October 31, 2021 42,071 $ 18.33 42,071 297,757 November 1, 2021 through November 30, 2021 75,132 18.89 75,132 222,625 December 1, 2021 through December 31, 2021 100,208 18.90 100,208 122,417 Total 217,411 $ 18.79 217,411 Subsequent to December 31, 2021, and through February 2, 2022, the Company repurchased 3,122 shares of common stock, at an average cost of $19.02 per share. 45

Item 3. Defaults Upon Senior Securities None. Item 4. Mine Safety Disclosures Not applicable. Item 5. Other Information None. Item 6. Exhibits Exhibit Number Description 3.1 Articles of Incorporation of PCSB Financial Corporation (1) 3.2 Amended and Restated Bylaws of PCSB Financial Corporation (2) 31.1 Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 31.2 Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 32 Certification of Chief Executive Officer and Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 101 The following materials for the quarter ended December 31, 2021, formatted in Inline XBRL (Extensible Business Reporting Language): (i) Consolidated Statements of Financial Condition, (ii) the Consolidated Statements of Operations, (iii) Consolidated Statements of Comprehensive Income, (iv) Consolidated Statements of Changes in Shareholders’ Equity, (v) Consolidated Statements of Cash Flows, and (vi) Notes to Consolidated Financial Statements 104 Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101. (1) Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (Commission File No. 333-215052). (2) Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on June 24, 2021.. 46

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. PCSB FINANCIAL CORPORATION Date: February 4, 2022 /s/ Joseph D. Roberto Joseph D. Roberto Chairman, President and Chief Executive Officer Date: February 4, 2022 /s/ Jeffrey M. Helf Jeffrey M. Helf Senior Vice President and Chief Financial Officer 47

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 10-Q (Mark One) ☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the quarterly period ended September 30, 2022 OR ☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from _____ to _____ Commission File Number: 001-38065 PCSB Financial Corporation (Exact Name of Registrant as Specified in its Charter) Maryland 81-4710738 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 2651 Strang Blvd, Suite 100 Yorktown Heights, NY 10598 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (914) 248-7272 N/A (Former name, former address and former fiscal year, if changed since last report) Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Symbol(s) Name of each exchange on which registered Common Stock, $0.01 par value per share PCSB The NASDAQ Stock Market, LLC Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐ Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐ Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Small reporting company ☒ Emerging growth company ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for completing with any or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐ Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒ 15,334,323 shares of the Registrant’s common stock, par value $0.01 per share, were outstanding as of November 4, 2022.

Table of Contents Page PART I. FINANCIAL INFORMATION Item 1. Financial Statements (Unaudited) 3 Consolidated Balance Sheets 3 Consolidated Statements of Operations 4 Consolidated Statements of Comprehensive Income 5 Consolidated Statements of Changes in Shareholders’ Equity 6 Consolidated Statements of Cash Flows 7 Notes to Unaudited Consolidated Financial Statements 8 Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations 28 Item 3. Quantitative and Qualitative Disclosures About Market Risk 37 Item 4. Controls and Procedures 37 PART II. OTHER INFORMATION Item 1. Legal Proceedings 37 Item 1A. Risk Factors 38 Item 2. Unregistered Sales of Equity Securities and Use of Proceeds 38 Item 3. Defaults Upon Senior Securities 38 Item 4. Mine Safety Disclosures 38 Item 5. Other Information 38 Item 6. Exhibits 38 Signatures 39 2

PART I—FINANCIAL INFORMATION Item 1. Financial Statements. PCSB Financial Corporation and Subsidiaries Consolidated Balance Sheets (unaudited) (Dollars in thousands, except per share data) September 30, June 30, 2022 2022 ASSETS Cash and due from banks $ 48,747 $ 116,522 Federal funds sold 2,006 1,935 Total cash and cash equivalents 50,753 118,457 Held to maturity debt securities, at amortized cost (fair value of $339,143 and $361,608 as of September 30, 2022 and June 30, 2022, respectively) 406,250 412,449 Available for sale debt securities, at fair value 32,431 34,621 Total investment securities 438,681 447,070 Loans receivable, net of allowance for loan losses of $9,048 and $8,927 as of September 30, 2022 and June 30, 2022, respectively 1,350,197 1,329,372 Accrued interest receivable 7,074 6,396 FHLB stock 2,865 3,766 Premises and equipment, net 19,084 19,358 Deferred tax asset, net 4,403 4,132 Bank-owned life insurance 36,513 36,322 Goodwill 6,106 6,106 Other intangible assets 77 89 Other assets 24,816 18,064 Total assets $ 1,940,569 $ 1,989,132 LIABILITIES AND SHAREHOLDERS' EQUITY Interest bearing deposits $ 1,365,631 $ 1,380,953 Non-interest bearing deposits 227,635 245,297 Total deposits 1,593,266 1,626,250 Mortgage escrow funds 7,302 11,173 Advances from FHLB 28,288 48,323 Other liabilities 30,576 26,224 Total liabilities 1,659,432 1,711,970 Commitments and contingencies - - Shareholders' equity: Preferred stock ($0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding as of September 30, 2022 and June 30, 2022) - - Common stock ($0.01 par value, 200,000,000 shares authorized, 18,703,577 shares issued as of both September 30, 2022 and June 30, 2022, and 15,334,323 and 15,334,857 shares outstanding as of September 30, 2022 and June 30, 2022, respectively) 187 187 Additional paid in capital 194,935 193,893 Retained earnings 166,033 162,262 Unearned compensation - ESOP (8,963) (9,208) Accumulated other comprehensive loss, net of income taxes (9,702) (8,629) Treasury stock, at cost (3,369,254 and 3,368,720 shares as of September 30, 2022 and June 30, 2022, respectively) (61,353) (61,343) Total shareholders' equity 281,137 277,162 Total liabilities and shareholders' equity $ 1,940,569 $ 1,989,132 See accompanying notes to the consolidated financial statements (unaudited) 3

PCSB Financial Corporation and Subsidiaries Consolidated Statements of Operations (unaudited) (Dollars in thousands, except per share data) Three Months Ended September 30, 2022 2021 Interest and dividend income Loans receivable $ 13,849 $ 12,107 Investment securities 2,420 2,011 Federal funds and other 487 109 Total interest and dividend income 16,756 14,227 Interest expense Deposits and escrow interest 1,664 1,354 FHLB advances 235 338 Total interest expense 1,899 1,692 Net interest income 14,857 12,535 Provision for loan losses 82 13 Net interest income after provision for loan losses 14,775 12,522 Noninterest income Fees and service charges 453 401 Bank-owned life insurance 191 192 Swap income 141 - Other 8 20 Total noninterest income 793 613 Noninterest expense Salaries and employee benefits 5,985 5,773 Occupancy and equipment 1,403 1,353 Communication and data processing 610 527 Professional fees 335 393 Merger-related expenses 311 - Postage, printing, stationery and supplies 174 143 Advertising 128 100 FDIC assessment 125 125 Amortization of intangible assets 12 16 Other operating expenses 474 194 Total noninterest expense 9,557 8,624 Net income before income tax expense 6,011 4,511 Income tax expense 1,235 897 Net income $ 4,776 $ 3,614 Earnings per common share: Basic $ 0.34 $ 0.25 Diluted 0.33 0.25 Weighted average common shares outstanding: Basic 14,214,313 14,337,543 Diluted 14,301,600 14,405,816 See accompanying notes to the consolidated financial statements (unaudited) 4

PCSB Financial Corporation and Subsidiaries Consolidated Statements of Comprehensive Income (unaudited) (Dollars in thousands) Three Months Ended September 30, 2022 2021 Net income $ 4,776 $ 3,614 Other comprehensive income: Unrealized (losses) gains on available for sale debt securities: Net change in unrealized gains/losses before reclassification adjustment (1,519) (187) Reclassification adjustment for gains realized in net income - - Net change in unrealized gains/losses (1,519) (187) Tax effect 319 40 Net of tax (1,200) (147) Defined benefit pension plan: Net gain arising during the period - - Reclassification adjustment for amortization of prior service cost and net gain included in net periodic pension cost 141 38 Net change in unrealized gains/losses 141 38 Tax effect (30) (9) Net of tax 111 29 Supplemental retirement plans: Net gain arising during the period - - Reclassification adjustment for amortization of prior service cost and net gain included in net periodic pension cost 20 16 Net change in unrealized gains/losses 20 16 Tax effect (4) (3) Net of tax 16 13 Total other comprehensive loss (1,073) (105) Comprehensive income $ 3,703 $ 3,509 See accompanying notes to the consolidated financial statements (unaudited) 5

PCSB Financial Corporation and Subsidiaries Consolidated Statements of Changes in Shareholders’ Equity (unaudited) (Dollars in thousands, except per share data) Accumulated Number of Additional Unallocated Other Treasury Total Common Commo n Paid-In Retained Common Stock Comprehensiv e Stock, Shareholders' Shares Stock Capital Earnings of ESOP Loss at cost Equity Balance at July 1, 2022 15,334,85 7 $ 187 $ 193,893 $ 162,262 $ (9,208) $ (8,629) $ (61,343) $ 277,162 Net income - - - 4,776 - - - 4,776 Other comprehensive loss - - - - - (1,073) - (1,073) Common stock dividends declared ($0.07 per share) - - - (1,005) - - - (1,005) Shares withheld related to income tax withholding (534) - - - - - (10) (10) Stock-based compensation - - 820 - - - - 820 ESOP shares committed to be released (24,419 shares) - - 222 - 245 - - 467 Balance at September 30, 2022 15,334,32 3 $ 187 $ 194,935 $ 166,033 $ (8,963) $ (9,702) $ (61,353) $ 281,137 Accumulated Number of Additional Unallocated Other Treasury Total Common Commo n Paid-In Retained Common Stock Comprehensiv e Stock, Shareholders' Shares Stock Capital Earnings of ESOP Loss at cost Equity Balance at July 1, 2021 15,770,64 5 $ 187 $ 189,926 $ 150,987 $ (10,176) $ (3,099) $ (53,265) $ 274,560 Net income - - - 3,614 - - - 3,614 Other comprehensive income - - - - - (105) - (105) Common stock dividends declared ($0.06 per share) - - - (876) - - - (876) Repurchase of common stock (204,261) - - - - - (3,720) (3,720) Restricted stock awards granted 8,000 - (145) - - - 145 - Shares withheld related to income tax withholding (74) (1) (1) Stock-based compensation - - 810 - - - - 810 ESOP shares committed to be released (24,419 shares) - - 202 - 244 - - 446 Balance at September 30, 2021 15,574,31 0 $ 187 $ 190,793 $ 153,725 $ (9,932) $ (3,204) $ (56,841) $ 274,728 See accompanying notes to the consolidated financial statements (unaudited) 6

PCSB Financial Corporation and Subsidiaries Consolidated Statements of Cash Flows (unaudited) (Dollars in thousands) Three Months Ended September 30, 2022 2021 OPERATING ACTIVITIES Net income $ 4,776 $ 3,614 Adjustments to reconcile net income to net cash provided by operating activities: Provision for loan losses 82 13 Depreciation and amortization 749 738 Amortization of net premiums on securities and net deferred loan origination costs 237 20 Net increase in accrued interest receivable (678) (152) Stock-based compensation 820 810 ESOP compensation 467 446 Earnings from cash surrender value of BOLI (191) (192) Net accretion of purchase accounting adjustments (19) (35) Other adjustments, principally net changes in other assets and liabilities (2,224) (1,080) Net cash provided by operating activities 4,019 4,182 INVESTING ACTIVITIES Purchases of investment securities held to maturity (1,500) (75,504) Maturities, calls and amortization of investment securities: Held to maturity 7,579 24,415 Available for sale 641 12,134 Loan (originations) repayments, net (20,975) 19,021 Net redemption of FHLB stock 901 1 Net purchase of bank premises and equipment (464) (159) Net cash used in investing activities (13,818) (20,092) FINANCING ACTIVITIES Net (decrease) increase in deposits (32,984) 12,955 Repayment of long-term FHLB advances (20,035) (33) Net decrease in mortgage escrow funds (3,871) (3,708) Common stock dividends paid (1,005) (876) Repurchase of shares from employees for income tax withholding purpose (10) (1) Repurchase of common stock - (3,720) Net cash (used in) provided by financing activities (57,905) 4,617 Net decrease in cash and cash equivalents (67,704) (11,293) Cash and cash equivalents at beginning of period 118,457 159,305 Cash and cash equivalents at end of period $ 50,753 $ 148,012 Supplemental information: Cash paid for: Interest $ 1,940 $ 1,694 Income taxes 1,160 917 See accompanying notes to the consolidated financial statements (unaudited) 7

PCSB Financial Corporation and Subsidiaries Notes to Consolidated Financial Statements (unaudited) Note 1. Basis of Presentation Nature of Operations: PCSB Financial Corporation (the “Holding Company” and together with its direct and indirect subsidiaries, the “Company”) is a Maryland corporation organized by PCSB Bank (the “Bank”) for the purpose of acquiring all of the capital stock of the Bank issued in the Bank's conversion to stock ownership on April 20, 2017. At September 30, 2022, the significant assets of the Holding Company were the capital stock of the Bank, cash deposited in the Bank, and a loan to the PCSB Bank Employee Stock Ownership Plan (“ESOP”). The liabilities of the Holding Company were insignificant. The Company is subject to the financial reporting requirements of the Securities Exchange Act of 1934, as amended, and regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the New York State Department of Financial Services (the “NYSDFS”). PCSB Bank is a community-oriented financial institution that provides financial services to individuals and businesses within its market area of Putnam, Southern Dutchess, Rockland and Westchester Counties in New York. The Bank is a state-chartered commercial bank, and its deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”). The Bank’s primary regulators are the FDIC and the NYSDFS. Basis of Presentation: The unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and include the accounts of the Holding Company, the Bank and the Bank's two subsidiaries – PCSB Funding Corp. and UpCounty Realty Corp. (formerly PCSB Realty Ltd.). PCSB Funding Corp. is a real estate investment trust that holds certain mortgage assets. UpCounty Realty Corp. is a corporation that holds certain properties foreclosed upon by the Bank. All intercompany transactions and balances have been eliminated in consolidation. The unaudited consolidated financial statements contained herein reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Such adjustments are the only adjustments reflected in the consolidated financial statements contained herein. The results of operations for the current period presented are not necessarily indicative of the results of operations that may be expected for the entire current fiscal year. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended June 30, 2022, included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2022. Certain prior period amounts have been reclassified to conform to the current presentation. Reclassifications had no effect on prior period net income or equity. Risks and Uncertainties: In preparing these consolidated financial statements, management is required to make significant estimates and assumptions that affect the reported amounts of assets, liabilities, income, expenses and disclosure of contingent assets and liabilities. Actual results could differ from those estimates based upon changing conditions, including economic conditions and future events, such as continued interest rate volatility, prolonged periods of inflation, continued trade and supply chain disruptions, economic recession and increased unemployment. Such conditions could cause the Company to experience a material adverse effect on our business operations, asset valuations, financial condition, and results of operations. Material adverse impacts may include, but are not limited to, the valuation impairments of the Company’s intangible assets, investments, loans receivable, or deferred tax assets. Additionally, it is reasonably possible that the Company’s allowance for loan loss estimate as of September 30, 2022 could change in the near term and could result in a material change to the Company’s provision for loan losses, earnings and capital. Use of Estimates: To prepare financial statements in conformity with GAAP management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. 8

Note 2. Recent Accounting Pronouncements The pronouncements discussed below are not intended to be an all-inclusive list, but rather only those pronouncements that the Company has determined could potentially have a material impact on its consolidated financial position and results of operations or on its disclosures. There were no accounting standards adopted in the current period. Future Application of Accounting Pronouncements Previously Issued In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13 “Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 which affects entities holding financial assets that are not accounted for at fair value through net income, including loans, debt securities, and other financial assets. The ASU requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected by recording an allowance for current expected credit losses. In October 2019, the FASB unanimously voted to delay the implementation of the standard for three years for certain companies, including small reporting companies (as defined by the SEC), non-SEC public companies and private companies. The Company currently qualifies as a small reporting company and is subject to the delayed implementation. Therefore, the amendments in this update will be effective for the Company for the fiscal year beginning on July 1, 2023, including interim periods within that fiscal year. The Company is actively working through the provisions of the Update. Management has established a steering committee which is identifying the methodologies and the additional data requirements necessary to implement the Update and has engaged a third-party software service provider to assist in the Company's implementation. On March 31, 2022 the FASB issued ASU 2022-02 "Financial Instruments - Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures." The ASU eliminates the current accounting guidance on troubled debt restructurings ("TDRs") for creditors, enhances disclosures for creditors with respect to loan refinancings and restructurings for borrowers experiencing financial difficulty and amends the guidance on vintage disclosures with respect to current period gross charge-offs. For entities that have not yet adopted ASU 2016-13, the amendments in ASU 2022-02 are effective upon the adoption of ASU 2016-13. Management is currently evaluating the impact that ASU 2016-13 and ASU 2022-02 will have on the Company’s consolidated financial position, results of operations and disclosures. The FASB issued ASU 2020-04 “Reference Rate Reform” and ASU 2021-01 “Reference Rate Reform Scope” which collectively address accounting considerations related to the expected discontinuation of LIBOR as a reference rate for financial contracts. These Updates provide optional expedients and exceptions for applying generally accepted accounting principles to contracts, hedging relationships and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform (codified in ASC 848). They include optional expedients related to contract modifications that allow an entity to account for modifications (if certain criteria are met) as if the modifications were only minor (assets within the scope of ASC 310, Receivables), were not substantial (assets within the scope of ASC 470, Debt) and/or did not result in remeasurements or reclassifications (assets within the scope of ASC 842, Leases, and other Topics) of the existing contract. They also include optional expedients and exceptions for contract modifications and hedge accounting that apply to derivative instruments impacted by the market-wide discounting transition. The Updates also allow for a one-time election to sell, transfer, or both sell and transfer debt securities classified as held to maturity that reference a rate affected by reference rate reform and that are classified as held to maturity before January 1, 2020. The guidance in these ASUs are effective as of March 12, 2020 through December 31, 2022. The Company has not yet elected to apply the practical expedients contained in these Updates and does not expect significant impact to the consolidated financial statements upon adoption. 9

Note 3. Investment Securities The amortized cost, gross unrealized/unrecognized gains and losses and fair value of available for sale and held to maturity debt securities at September 30, 2022 and June 30, 2022 were as follows (in thousands): September 30, 2022 Amortized Gross Unrealized/Unrecognized Fair Cost Gains Losses Value Available for sale debt securities U.S. Government and agency obligations $ 10,945 $ - $ (1,502) $ 9,443 Corporate 5,000 - (235) 4,765 State and municipal 7,040 - (2,706) 4,334 Mortgage-backed securities – residential 13,695 2 (2,074) 11,623 Mortgage-backed securities – commercial 2,398 - (132) 2,266 Total available for sale debt securities $ 39,078 $ 2 $ (6,649) $ 32,431 Held to maturity debt securities U.S. Government and agency obligations $ 59,995 $ - $ (5,088) $ 54,907 Corporate 52,068 - (3,558) 48,510 State and municipal 88,490 64 (27,580) 60,974 Mortgage-backed securities – residential 97,886 - (13,727) 84,159 Mortgage-backed securities – collateralized mortgage obligations 22,916 - (3,047) 19,869 Mortgage-backed securities – commercial 84,895 - (14,171) 70,724 Total held to maturity debt securities $ 406,250 $ 64 $ (67,171) $ 339,143 June 30, 2022 Amortized Gross Unrealized/Unrecognized Fair Cost Gains Losses Value Available for sale debt securities U.S. Government and agency obligations $ 10,942 $ - $ (1,014) $ 9,928 Corporate 5,000 4 (150) 4,854 State and municipal 7,040 - (2,244) 4,796 Mortgage-backed securities – residential 14,351 5 (1,644) 12,712 Mortgage-backed securities – commercial 2,416 - (85) 2,331 Total available for sale debt securities $ 39,749 $ 9 $ (5,137) $ 34,621 Held to maturity debt securities U.S. Government and agency obligations $ 59,995 $ 6 $ (3,046) $ 56,955 Corporate 52,076 111 (2,796) 49,391 State and municipal 87,111 - (22,307) 64,804 Mortgage-backed securities – residential 101,525 4 (9,746) 91,783 Mortgage-backed securities – collateralized mortgage obligations 24,198 - (2,124) 22,074 Mortgage-backed securities – commercial 87,544 - (10,943) 76,601 Total held to maturity debt securities $ 412,449 $ 121 $ (50,962) $ 361,608 No securities were sold during the three months ended September 30, 2022 or 2021. The following table presents the fair value and carrying amount of debt securities at September 30, 2022, by contractual maturity (in thousands). Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately. 10

	Held to maturity		Available for sale	
	Carrying Amount	Fair Value	Amortized Cost	Fair Value
1 year or less	$ 5,280	$ 5,265	$ -	$ -
1 to 5 years	66,230	60,805	12,944	11,440
5 to 10 years	45,100	41,303	3,001	2,768
over 10 years	80,102	53,753	7,040	4,334
Mortgage-backed securities and other	209,538	178,017	16,093	13,889
Total	$ 406,250	$ 339,143	$ 39,078	$ 32,431

Securities pledged had carrying amounts of $211.4 million and $202.9 million at September 30, 2022 and June 30, 2022, respectively, and were pledged principally to secure FHLB advances and public deposits.

The following table provides information regarding investment securities with unrealized/unrecognized losses, aggregated by investment category and length of time that individual securities had been in a continuous unrealized loss position at September 30, 2022 and June 30, 2022 (in thousands):

	September 30, 2022					
	Less than 12 months		12 months or greater		Total	
	Fair Value	Unrealized/ Unrecognized Loss	Fair Value	Unrealized/ Unrecognized Loss	Fair Value	Unrealized/ Unrecognized Loss
Available for sale						
U.S. Government and agency obligations	$ -	$ -	$ 9,443	$ (1,502)	$ 9,443	$ (1,502)
Corporate	4,765	(235)	-	-	4,765	(235)
State and municipal	2,563	(1,460)	1,771	(1,246)	4,334	(2,706)
Mortgage-backed securities – residential	3,624	(104)	7,822	(1,970)	11,446	(2,074)
Mortgage-backed securities – commercial	2,266	(132)	-	-	2,266	(132)
Total available for sale	$ 13,218	$ (1,931)	$ 19,036	$ (4,718)	$ 32,254	$ (6,649)
Held to maturity						
U.S. Government and agency obligations	$ 31,488	$ (2,012)	$ 23,419	$ (3,076)	$ 54,907	$ (5,088)
Corporate	48,510	(3,558)	-	-	48,510	(3,558)
State and municipal	26,953	(9,722)	32,457	(17,858)	59,410	(27,580)
Mortgage-backed securities – residential	62,389	(8,570)	21,770	(5,157)	84,159	(13,727)
Mortgage-backed securities – collateralized mortgage obligations	10,344	(717)	9,525	(2,330)	19,869	(3,047)
Mortgage-backed securities – commercial	27,763	(3,546)	42,961	(10,625)	70,724	(14,171)
Total held to maturity	$ 207,447	$ (28,125)	$ 130,132	$ (39,046)	$ 337,579	$ (67,171)

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	June 30, 2022					
	Less than 12 months		12 months or greater		Total	
	Fair Value	Unrealized/ Unrecognized Loss	Fair Value	Unrealized/ Unrecognized Loss	Fair Value	Unrealized/ Unrecognized Loss
Available for sale						
U.S. Government and agency obligations	$ 2,774	$ (226)	$ 7,154	$ (788)	$ 9,928	$ (1,014)
Corporate	2,850	(150)	-	-	2,850	(150)
State and municipal	2,860	(1,162)	1,936	(1,082)	4,796	(2,244)
Mortgage-backed securities – residential	3,616	(81)	8,394	(1,563)	12,010	(1,644)
Mortgage-backed securities – commercial	2,331	(85)	-	-	2,331	(85)
Total available for sale	$ 14,431	$ (1,704)	$ 17,484	$ (3,433)	$ 31,915	$ (5,137)
Held to maturity						
U.S. Government and agency obligations	$ 39,883	$ (2,616)	$ 5,066	$ (430)	$ 44,949	$ (3,046)
Corporate	39,758	(2,796)	-	-	39,758	(2,796)
State and municipal	61,847	(20,696)	2,957	(1,611)	64,804	(22,307)
Mortgage-backed securities – residential	87,364	(9,063)	3,994	(683)	91,358	(9,746)
Mortgage-backed securities – collateralized mortgage obligations	13,611	(642)	8,390	(1,482)	22,001	(2,124)
Mortgage-backed securities – commercial	50,434	(5,515)	26,166	(5,428)	76,600	(10,943)
Total held to maturity	$ 292,897	$ (41,328)	$ 46,573	$ (9,634)	$ 339,470	$ (50,962)

As of September 30, 2022, the Company's securities portfolio consisted of $438.7 million in securities, of which 314 securities with a fair value of $369.8 million were in an unrealized/unrecognized loss position. Non-U.S. government and agency obligations are internally pass rated and are subject to quarterly credit monitoring.

There were no securities for which the Company believes it is not probable that it will collect all amounts due according to the contractual terms of the security as of September 30, 2022 or June 30, 2022. Management believes the unrealized losses are primarily a result of changes in market interest rates. The Company has determined that it does not intend to sell, or it is not more likely than not that it will be required to sell, its securities that are in an unrealized loss position prior to the recovery of its amortized cost basis. Therefore, the Company did not consider any securities to be other-than-temporarily impaired as of September 30, 2022 or June 30, 2022.

Note 4. Loans Receivable

Loans receivable are summarized as follows (in thousands):

	September 30, 2022	June 30, 2022
Mortgage loans:		
Residential	$ 214,586	$ 214,167
Commercial	953,539	942,130
Construction	25,307	20,896
Net deferred loan origination fees	(145)	(100)
Total mortgage loans	1,193,287	1,177,093
Commercial and consumer loans:		
Commercial loans	141,902	136,304
Home equity lines of credit	22,955	23,688
Consumer and overdrafts	508	594
Net deferred loan origination costs	593	620
Total commercial and consumer loans	165,958	161,206
Total loans receivable	1,359,245	1,338,299
Allowance for loan losses	(9,048)	(8,927)
Loans receivable, net	$ 1,350,197	$ 1,329,372

The following tables present the activity in the allowance for loan losses by portfolio segment for the three months ended September 30, 2022 and 2021 (in thousands):

12

Three Months Ended September 30, 2022 Beginning Allowance Provision (benefit) Charge-offs Recoveries Ending Allowance Residential mortgages $ 323 $ (3) $ - $ 2 $ 322 Commercial mortgages 7,351 5 - - 7,356 Construction 209 25 - - 234 Commercial loans 982 32 (15) 74 1,073 Home equity lines of credit 51 (9) - 1 43 Consumer and overdrafts 11 32 (24) 1 20 Total $ 8,927 $ 82 $ (39) $ 78 $ 9,048 Three Months Ended September 30, 2021 Beginning Allowance Provision (benefit) Charge-offs Recoveries Ending Allowance Residential mortgages $ 337 $ (13) $ - $ 2 $ 326 Commercial mortgages 6,435 134 - - 6,569 Construction 102 25 - - 127 Commercial loans 948 (143) (100) 367 1,072 Home equity lines of credit 54 (3) - 2 53 Consumer and overdrafts 5 13 (7) 1 12 Total $ 7,881 $ 13 $ (107) $ 372 $ 8,159 13

The following tables present the balance in the allowance for loan losses and the recorded investment in loans, excluding net deferred fees and accrued interest, by portfolio segment, and based on impairment method as of September 30, 2022 and June 30, 2022 (in thousands): September 30, 2022 Loans Allowance for Loan Losses Individual ly Evaluated for Impairme nt Collective ly Evaluated for Impairme nt Acquired With Deteriorated Credit Quality Total Individuall y Evaluated for Impairmen t Collective ly Evaluated for Impairme nt Acquired With Deteriorated Credit Quality Total Residential mortgages $ 1,664 $ 212,704 $ 218 $ 214,586 $ 109 $ 213 $ - $ 322 Commercial mortgages 3,504 949,185 850 953,539 - 7,356 - 7,356 Construction 2,792 22,515 - 25,307 - 234 - 234 Commercial loans 781 141,121 - 141,902 - 1,073 - 1,073 Home equity lines of credit 400 22,469 86 22,955 2 41 - 43 Consumer and overdrafts - 508 - 508 - 20 - 20 Total $ 9,141 $ 1,348,50 2 $ 1,154 $ 1,358,797 $ 111 $ 8,937 $ - $ 9,048 June 30, 2022 Loans Allowance for Loan Losses Individual ly Evaluated for Impairme nt Collective ly Evaluated for Impairme nt Acquired With Deteriorated Credit Quality Total Individuall y Evaluated for Impairmen t Collective ly Evaluated for Impairme nt Acquired With Deteriorated Credit Quality Total Residential mortgages $ 1,613 $ 212,333 $ 221 $ 214,167 $ 110 $ 213 $ - $ 323 Commercial mortgages 4,778 936,493 859 942,130 - 7,351 - 7,351 Construction 2,792 18,104 - 20,896 - 209 - 209 Commercial loans 783 135,521 - 136,304 - 982 - 982 Home equity lines of credit 452 23,147 89 23,688 9 42 - 51 Consumer and overdrafts - 594 - 594 - 11 - 11 Total $ 10,418 $ 1,326,19 2 $ 1,169 $ 1,337,779 $ 119 $ 8,808 $ - $ 8,927 14

The following tables present information related to loans individually evaluated for impairment (excluding loans acquired with deteriorated credit quality) by portfolio segment as of September 30, 2022 and June 30, 2022 (in thousands):

	September 30, 2022			June 30, 2022		
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses
With no related allowance recorded:						
Residential mortgages	$ 1,382	$ 1,313	$ -	$ 1,262	$ 1,197	$ -
Commercial mortgages	3,582	3,504	-	4,789	4,778	-
Construction	2,792	2,792	-	2,792	2,792	-
Commercial loans	793	781	-	795	783	-
Home equity lines of credit	383	376	-	379	399	-
With an allowance recorded:						
Residential mortgages	351	351	109	353	416	110
Home equity lines of credit	31	24	2	60	53	9
Total	$ 9,314	$ 9,141	$ 111	$ 10,430	$ 10,418	$ 119

The tables below present the average recorded investment and interest income recognized on loans individually evaluated for impairment, by portfolio segment, for the three months ended September 30, 2022 and 2021 (in thousands):

	September 30, 2022		September 30, 2021	
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:				
Residential mortgages	$ 1,318	$ 9	$ 1,936	$ 7
Commercial mortgages	3,543	-	3,582	-
Construction	2,792	-	-	-
Commercial loans	782	4	980	191
Home equity lines of credit	378	-	350	2
With an allowance recorded:				
Residential mortgages	352	3	424	3
Home equity lines of credit	27	-	33	-
Total	$ 9,192	$ 16	$ 7,305	$ 203

The following table presents the recorded investment in nonaccrual loans and in loans past due over 90 days and still on accrual status, by portfolio segment, as of September 30, 2022 and June 30, 2022 (in thousands):

	Nonaccrual		Loans Past Due Over 90 Days and Still Accruing	
	September 30, 2022	June 30, 2022	September 30, 2022	June 30, 2022
Residential mortgages	$ 791	$ 671	$ -	$ -
Commercial mortgages	3,504	4,778	-	-
Construction	2,792	2,792	-	-
Commercial loans	534	539	-	-
Home equity lines of credit	368	416	-	-
Consumer and overdrafts	-	-	-	39
Total	$ 7,989	$ 9,196	$ -	$ 39

Nonperforming loans include both smaller-balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. The table above excludes acquired loans that are accounted for as purchased credit impaired loans totaling $133,000 and $137,000 as of September 30, 2022 and June 30, 2022, respectively. Such loans are excluded because the loans are in pools that are considered performing. The discounts arising from recording these loans at fair value upon acquisition were due in part to credit quality and the accretable yield is being recognized as interest income over the life of the loans based on expected cash flows.

15

The following tables present the aging of the recorded investment in past due loans by portfolio segment as of September 30, 2022 and June 30, 2022 (in thousands):

	September 30, 2022					
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total
Residential mortgages	$ -	$ 104	$ 427	$ 531	$ 214,055	$ 214,586
Commercial mortgages	-	-	-	-	953,539	953,539
Construction	-	-	2,792	2,792	22,515	25,307
Commercial loans	-	51	533	584	141,318	141,902
Home equity lines of credit	-	-	296	296	22,659	22,955
Consumer and overdrafts	-	-	-	-	508	508
Total	$ -	$ 155	$ 4,048	$ 4,203	$ 1,354,594	$ 1,358,797

	June 30, 2022					
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total
Residential mortgages	$ -	$ -	$ 367	$ 367	$ 213,800	$ 214,167
Commercial mortgages	-	-	1,197	1,197	940,933	942,130
Construction	-	-	1,113	1,113	19,783	20,896
Commercial loans	-	16	400	416	135,888	136,304
Home equity lines of credit	-	-	399	399	23,289	23,688
Consumer and overdrafts	-	-	39	39	555	594
Total	$ -	$ 16	$ 3,515	$ 3,531	$ 1,334,248	$ 1,337,779

Troubled Debt Restructurings

The terms of certain loans have been modified as troubled debt restructurings ("TDRs"). The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan. All TDRs are considered impaired loans.

As of both September 30, 2022 and June 30, 2022, the Company had
9 loans, classified as TDRs totaling $1.4 million, including $1.2 million of loans still accruing interest. The Company has allocated $111,000 and $119,000, respectively, of specific reserves to customers whose loan terms have been modified in TDRs as of September 30, 2022 and June 30, 2022. As of September 30, 2022, the Company has no commitments to lend additional funds to customers with outstanding loans that are classified as TDRs.

The Company did not modify any loans during the three months ended September 30, 2022 or 2021 that were classified as TDRs.

There were no defaults of TDRs occurring in the three months ended September 30, 2022 or 2021 that were modified in the twelve months prior to default.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company's internal underwriting policy.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") was signed into law. Section 4013 of the CARES Act, "Temporary Relief From Troubled Debt Restructurings," provides banks the option to temporarily suspend certain requirements under U.S. GAAP related to TDRs for a limited period of time to account for the effects of COVID-19. On December 27, 2020, the Consolidated Appropriations Act 2021 was signed into law. Section 541 of this legislation, "Extension of Temporary Relief From Troubled Debt Restructurings and Insurer Clarification," extends Section 4013 of the CARES Act to the earlier of January 1, 2022 or 60 days after the termination of the national emergency declared relating to COVID-19. This extension expired as of January 1, 2022. Additionally, on April 7, 2020, the banking agencies, including the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation, issued a statement, "Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working With Customers Affected by the Coronavirus (Revised)" ("Interagency Statement"), to encourage banks to work prudently with borrowers

16

and to describe the agencies' interpretation of how accounting rules under ASC 310-40, "Troubled Debt Restructurings by Creditors," apply to certain COVID-19-related modifications.

During the three months ended September 30, 2022, no loan payment deferrals were granted or extended by the Company. During the three months ended September 30, 2021, the Company granted or extended loan payment deferrals for 5 residential mortgage, construction and commercial loans totaling $3.7 million. In accordance with either the CARES Act (as amended) or Interagency Statement, these modifications are not considered TDRs. The Company had no loans on loan payment deferral as of September 30, 2022 nor June 30, 2022.

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on a monthly basis. The Company utilizes the same grading process for acquired loans as it does for originated loans. The Company uses the following definitions for risk ratings:

Special Mention – Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard – Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above-described process and loans in groups of homogenous loans are considered to be pass rated loans. These loans are monitored based on delinquency and performance. Based on the most recent analysis performed, the risk category of loans by portfolio segment is as follows (in thousands):

	September 30, 2022			
	Pass	Special Mention	Substandard	Total
Residential mortgages	$ 213,581	$ 383	$ 622	$ 214,586
Commercial mortgages	944,482	1,538	7,519	953,539
Construction	22,515	1,679	1,113	25,307
Commercial loans	141,295	145	462	141,902
Home equity lines of credit	22,587	-	368	22,955
Consumer and overdrafts	508	-	-	508
Total	$ 1,344,968	$ 3,745	$ 10,084	$ 1,358,797

	June 30, 2022			
	Pass	Special Mention	Substandard	Total
Residential mortgages	$ 212,810	$ 154	$ 1,203	$ 214,167
Commercial mortgages	931,178	1,548	9,404	942,130
Construction	18,104	1,679	1,113	20,896
Commercial loans	135,725	156	423	136,304
Home equity lines of credit	23,220	43	425	23,688
Consumer and overdrafts	594	-	-	594
Total	$ 1,321,631	$ 3,580	$ 12,568	$ 1,337,779

17

Purchased Credit Impaired Loans

The Company has acquired loans for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of those loans as of September 30, 2022 and June 30, 2022 is as follows (in thousands):

	September 30, 2022	June 30, 2022
Residential mortgages	$ 218	$ 221
Commercial mortgages	850	859
Home equity lines of credit	86	89
Carrying amount, net of allowance of $0	$ 1,154	$ 1,169

There was no provision for loan losses on purchased credit impaired loans during the three months ended September 30, 2022 or 2021.

Accretable yield, or income expected to be collected, for acquired loans is as follows (in thousands):

	Three Months Ended September 30,	
	2022	2021
Beginning balance	$ 89	$ 130
Accretion income	(3)	(10)
Ending balance	$ 86	$ 120

Note 5. Accumulated Other Comprehensive (Loss) Income

The following is a summary of the accumulated other comprehensive income (loss) balances, net of tax (in thousands):

	Net unrealized gain (loss) on available for sale securities [1]	Unrealized loss on pension benefits [2]	Unrealized loss on SERP benefits [2]	Total
Balance at July 1, 2022	$ (4,052)	$ (4,452)	$ (125)	$ (8,629)
Other comprehensive loss before reclassifications	-	-	-	-
Amounts reclassified from accumulated other comprehensive income	(1,519)	141	20	(1,358)
Tax effect	319	(30)	(4)	285
Net other comprehensive (loss) income	(1,200)	111	16	(1,073)
Balance at September 30, 2022	$ (5,252)	$ (4,341)	$ (109)	$ (9,702)

	Net unrealized gain (loss) on available for sale securities	Unrealized loss on pension benefits	Unrealized loss on SERP benefits	Total
Balance at July 1, 2021	$ 137	$ (3,055)	$ (181)	$ (3,099)
Other comprehensive loss before reclassifications	(187)	-	-	(187)
Amounts reclassified from accumulated other comprehensive income	-	38	16	54
Tax effect	40	(9)	(3)	28
Net other comprehensive (loss) income	(147)	29	13	(105)
Balance at September 30, 2021	$ (10)	$ (3,026)	$ (168)	$ (3,204)

18

Note 6. Post-Retirement Benefits Employee Pension Plan The Company maintains a non-contributory defined benefit pension plan that covers employees meeting specific requirements as to age and length of service. The Company’s contributions to this qualified plan are determined on the basis of (i) the maximum amount that can be deducted for federal income tax purposes, and (ii) the amount determined by a consulting actuary as necessary to avoid an accumulated funding deficiency as defined by the Employee Retirement Income Security Act of 1974 (“ERISA”). Contributions are intended to provide for benefits attributed to service to date but also those expected to be earned in the future. On February 15, 2017, the Board of Directors approved the freezing of the defined benefit pension plan effective May 1, 2017. Supplemental Executive Retirement Plans The Company also maintains unfunded and non-qualified supplemental executive retirement plans ("SERP") to provide pension benefits in addition to those provided under the qualified pension plan. Net periodic benefit cost and other amounts recognized in other comprehensive income for the three months ended September 30, 2022 and 2021 (in thousands): Three Months Ended Three Months Ended September 30, 2022 September 30, 2021 Defined Benefit Plan Supplemental Retirement Plans Defined Benefit Plan Supplemental Retirement Plans Service cost $ - $ 82 $ - $ 131 Interest cost 196 26 149 17 Expected return on plan assets (410) - (510) - Amortization of prior net loss 141 20 38 16 Settlement charges - - - - Net periodic (benefit) cost $ (73) $ 128 $ (323) $ 164 The Company made no contributions to the defined benefit plan during the three months ended September 30, 2022. Employee Stock Ownership Plan On January 1, 2017, the Company established an Employee Stock Ownership Plan (“ESOP”) to provide eligible employees the opportunity to own Company stock. The ESOP is a tax-qualified retirement plan for the benefit of Company employees. On April 20, 2017, the Holding Company granted a loan to the ESOP in the amount of $14.5 million for the purchase of 1,453,209 shares of the Company’s common stock at a price of $10.00 per share. The loan obtained by the ESOP from the Holding Company to purchase the common stock is payable annually over 15 years at a rate per annum equal to the Prime Rate, reset annually on January 1st (3.25% for 2022). Loan payments are principally funded by cash contributions from the Bank. The loan is secured by the shares purchased, which are held in a suspense account for allocation among participants as the loan is repaid. The balance of the ESOP loan at September 30, 2022 was $9.7 million. Contributions are allocated to eligible participants on the basis of compensation, subject to federal tax limits. The number of shares committed to be released annually is 96,881 through 2032. Dividends on allocated shares increase participant accounts and are used to purchase additional shares of stock. Participants receive the shares at the end of employment. Shares held by the ESOP include the following (Dollars in thousands): September 30, 2022 June 30, 2022 Allocated to participants 541,097 518,371 Unearned 896,348 920,767 Total ESOP shares 1,437,445 1,439,138 Fair value of unearned shares $ 16,072 $ 17,577 Total compensation expense recognized in connection with the ESOP for the three months ended September 30, 2022 and 2021 was $467,000 and $446,000, respectively. 19

Note 7. Fair Value of Financial Instruments Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values: Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data. Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. A description of the valuation methodologies used for assets and liabilities measured at fair value, as well as general classification of such instruments pursuant to the valuation hierarchy, is set forth below. While management believes the Company’s valuation methodologies are appropriate and consistent with other financial institutions, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. Investment Securities: The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs), matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs), or a broker's opinion of value (Level 3 inputs). Impaired Loans: The fair value of collateral-dependent impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. Appraisals are generally obtained annually and may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value. Management performs a review of all appraisals, including any such adjustments. The fair value of uncollateralized or non-collateral-dependent loans are generally based on discounted cash flows which utilize management’s assumption of discount rates and expected future cash flows, resulting in a Level 3 classification. Foreclosed Real Estate: Assets acquired through or instead of loan foreclosure are initially recorded at fair value, less estimated costs to sell, when acquired, establishing a new cost basis. These assets are subsequently accounted for at the lower of cost or fair value, less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Foreclosed properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly. Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Once received, a member of the Credit Department, as well as a third-party specialist, where deemed appropriate, reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics. Once appraisals are considered appropriate, management discounts the appraised value for estimated selling costs, such as legal, broker, and property maintenance and insurance costs. The most recent analysis performed indicated discount rates ranging between 10% and 20% should be applied to properties with appraisals performed. Derivatives: The Company’s derivative assets and liabilities consist of transactions undertaken as part of management’s strategy to manage interest rate risk. The valuation of the Company’s interest rate swaps is obtained from a third-party pricing service and is determined using a discounted cash flow analysis on the expected cash flows of each derivative. The pricing analysis is based on observable inputs for the contractual terms of the derivatives, including the period to maturity and interest 20 rate curves. The Company has determined that the majority of the inputs used to value its interest rate derivatives fall within Level 2 of the fair value hierarchy. Assets and liabilities measured at fair value are summarized below (in thousands): Fair Value Measurements Level 1 Level 2 Level 3 Total September 30, 2022 Measured on a recurring basis: Available for sale debt securities: U.S. Government and agency obligations $ - $ 9,443 $ - $ 9,443 Corporate - 1,997 2,768 4,765 State and municipal - 4,334 - 4,334 Mortgage-backed securities – residential - 11,623 - 11,623 Mortgage-backed securities – commercial - 2,266 - 2,266 Derivatives – interest rate contracts - 14,774 - 14,774 Total assets at fair value $ - $ 44,437 $ 2,768 $ 47,205 Derivatives – interest rate contracts $ - $ 14,774 $ - $ 14,774 Total liabilities at fair value $ - $ 14,774 $ - $ 14,774 Measured on a non-recurring basis: Impaired loans: Residential mortgages $ - $ - $ 242 $ 242 Home equity lines of credit - - 22 22 Total assets at fair value $ - $ - $ 264 $ 264 Fair Value Measurements Level 1 Level 2 Level 3 Total June 30, 2022 Measured on a recurring basis: Available for sale debt securities: U.S. Government and agency obligations $ - $ 9,928 $ - $ 9,928 Corporate - 2,004 2,850 4,854 State and municipal - 4,796 - 4,796 Mortgage-backed securities – residential - 12,712 - 12,712 Mortgage-backed securities – commercial - 2,331 - 2,331 Derivatives – interest rate contracts - 8,223 - 8,223 Total assets at fair value $ - $ 39,994 $ 2,850 $ 42,844 Derivatives – interest rate contracts $ - $ 8,223 $ - $ 8,223 Total liabilities at fair value $ - $ 8,223 $ - $ 8,223 Measured on a non-recurring basis: Impaired loans: Residential mortgages $ - $ - $ 306 $ 306 Home equity lines of credit - - 44 44 Total assets at fair value $ - $ - $ 350 $ 350 There were no transfers between levels within the fair value hierarchy during the three months ended September 30, 2022 or 2021. Impaired loans in the preceding table had a carrying amount of $375,000 and a remaining valuation allowance of $111,000, at September 30, 2022, as compared to $469,000 and $119,000, respectively, as of June 30, 2022. Impaired loans measured at fair value incurred no net charge-offs and resulted in a benefit for loan losses of $2,000 during the three months ended September 30, 2022. Impaired loans measured at fair value as of September 30, 2021 incurred no net charge-offs and resulted in a credit for loan losses of $2,000 during the three months ended September 30, 2021. 21

The following tables present quantitative information about Level 3 fair value measurements for selected financial instruments measured at fair value on a non-recurring basis at September 30, 2022 and June 30, 2022 (Dollars in thousands):

	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Range or Rate Used
September 30, 2022				
Impaired loans - residential mortgages	$ 242	Discounted cash flow	Discount rate	5.4% to 6.3%
Impaired loans - home equity lines of credit	22	Discounted cash flow	Discount rate	4.8% to 6.3%
June 30, 2022				
Impaired loans - residential mortgages	$ 306	Discounted cash flow	Discount rate	5.4% to 6.3%
Impaired loans - home equity lines of credit	44	Discounted cash flow	Discount rate	4.8% to 6.3%

The following is a summary of the carrying amounts and estimated fair values of the Company's financial assets and liabilities, none of which are held for trading purposes (in thousands):

	Carrying	Fair Value Measurements			
	Amount	Level 1	Level 2	Level 3	Total
September 30, 2022					
Financial assets:					
Cash and cash equivalents	$ 50,753	$ 50,753	$ -	$ -	$ 50,753
Held to maturity debt securities	406,250	-	307,553	31,590	339,143
Available for sale debt securities	32,431	-	29,663	2,768	32,431
Loans receivable, net	1,350,197	-	-	1,280,789	1,280,789
Accrued interest receivable	7,074	-	1,845	5,229	7,074
FHLB stock	2,865	N/A	N/A	N/A	N/A
Derivative assets - interest rate contracts	14,774	-	14,774	-	14,774
Financial liabilities:					
Demand, NOW, money market deposits and savings accounts	1,269,942	1,269,942	-	-	1,269,942
Time deposits	323,324	-	324,778	-	324,778
Mortgage escrow funds	7,302	7,302	-	-	7,302
Advances from FHLB	28,288	-	27,347	-	27,347
Accrued interest payable	53	-	53	-	53
Derivative liabilities - interest rate contracts	14,774	-	14,774	-	14,774

	Carrying	Fair Value Measurements			
	Amount	Level 1	Level 2	Level 3	Total
June 30, 2022					
Financial assets:					
Cash and cash equivalents	$ 118,457	$ 118,457	$ -	$ -	$ 118,457
Held to maturity debt securities	412,449	-	331,262	30,346	361,608
Available for sale debt securities	34,621	-	31,771	2,850	34,621
Loans receivable, net	1,329,372	-	-	1,261,035	1,261,035
Accrued interest receivable	6,396	-	1,751	4,645	6,396
FHLB stock	3,766	N/A	N/A	N/A	N/A
Derivative assets - interest rate contracts	8,223	-	8,223	-	8,223
Financial liabilities:					
Demand, NOW, money market deposits and savings accounts	1,298,661	1,298,661	-	-	1,298,661
Time deposits	327,589	-	329,885	-	329,885
Mortgage escrow funds	11,173	11,173	-	-	11,173
Advances from FHLB	48,323	-	48,094	-	48,094
Accrued interest payable	94	1	93	-	94
Derivative liabilities - interest rate contracts	8,223	-	8,223	-	8,223

The methods of determining the fair value of assets and liabilities presented in the table above are consistent with our methodologies disclosed in the Company's Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

22

Note 8. Regulatory Matters

The following is a summary of the Bank's actual capital amounts and ratios as of September 30, 2022 and June 30, 2022, compared to the required ratios for minimum capital adequacy and for classification as well capitalized (Dollars in thousands).

	Bank Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
September 30, 2022						
Leverage (Tier 1)	$ 256,469	13.0%	$ 78,658	4.0%	$ 98,323	5.0%
Risk-based:						
Common Tier 1	256,469	17.3	66,842	4.5	96,549	6.5
Tier 1	256,469	17.3	89,122	6.0	118,829	8.0
Total	265,517	17.9	118,829	8.0	148,537	10.0
June 30, 2022						
Leverage (Tier 1)	$ 251,144	12.8%	$ 78,490	4.0%	$ 98,112	5.0%
Risk-based:						
Common Tier 1	251,144	17.2	65,630	4.5	94,799	6.5
Tier 1	251,144	17.2	87,507	6.0	116,676	8.0
Total	260,071	17.8	116,676	8.0	145,845	10.0

In addition to the ratios above, the Basel III Capital Rules have established that community banking institutions must maintain a capital conservation buffer of common equity Tier 1 capital in an amount greater than 2.5% of total risk-weighted assets to avoid being subject to limitations on capital distributions and discretionary bonus payments to executive officers.

Management believes that as of September 30, 2022 and June 30, 2022, the Bank met all capital adequacy requirements to which it was subject, including the capital conservation buffer. Further, the most recent FDIC notification categorized the Bank as a well-capitalized institution under the prompt corrective action regulations. There have been no conditions or events since that notification that management believes have changed the Bank's capital classification.

Note 9. Earnings Per Share ("EPS")

Basic EPS is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period.

Diluted EPS is calculated in a similar matter, except that the denominator includes the number of additional common shares that would have been outstanding if potentially dilutive common shares were issued using the treasury stock method. Dilutive financial instruments include stock options and unvested restricted stock.
The following table provides factors used in the earnings per share computation for the three months ended September 30, 2022 and 2021:

	2022	2021
	(Dollars in thousands, except per share data)	
Net income applicable to common stock	$ 4,776	$ 3,614
Average number of common shares outstanding	15,122,732	15,342,975
Less: Average unallocated ESOP shares	(908,419)	(1,005,432)
Average number of common shares outstanding used to calculate basic earnings per common share	14,214,313	14,337,543
Effect of equity-based awards	87,287	68,273
Average number of common shares outstanding used to calculate diluted earnings per common share	14,301,600	14,405,816
Earnings per common share:		
Basic	$ 0.34	$ 0.25
Diluted	$ 0.33	$ 0.25

Stock options for 1,314,963 and 1,325,935 shares of common stock were not considered in computing diluted earnings per common share for the three months ended September 30, 2022 and 2021, respectively, because they were antidilutive.

23

Note 10. Derivatives and Hedging Derivatives not designated as hedges may be used to manage the Company’s exposure to interest rate movements or to provide service to customers. The Company executes interest rate swaps with commercial lending customers to facilitate their respective risk management strategies. These interest rate swaps with customers are simultaneously offset by interest rate swaps that the Company executes with a third party in order to minimize the net risk exposure resulting from such transactions. The Company presents interest rate swap assets and liabilities in other assets and other liabilities, respectively, in the Consolidated Balance Sheets. These interest rate swap agreements do not qualify for hedge accounting treatment, and therefore changes in fair value are reported in current period earnings. The following table presents summary information about the interest rate swaps as of September 30, 2022 and June 30, 2022 (Dollars in thousands). September 30, 2022 June 30, 2022 Notional amounts $ 287,485 $ 264,462 Weighted average pay rates 4.31% 3.57 % Weighted average receive rates 4.31% 3.57 % Weighted average maturity 8.14 years 8.22 years Fair value of combined interest rate swaps $ - $ - Note 11. Revenue From Contracts With Customers In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. The Company applies the following five steps to properly recognize revenue: 1. Identify the contract with a customer. 2. Identify the performance obligations in the contract. 3. Determine the transaction price. 4. Allocate the transaction price to performance obligations in the contract. 5. Recognize revenue when (or as) the Company satisfies a performance obligation. The following table presents summary information about sources of revenue from contracts with customers for the periods indicated (in thousands). Three months ended September 30, 2022 2021 Noninterest income: Service charges on deposits $ 234 $ 183 Interchange fees 153 156 Other fees and service charges 66 62 Fees and service charges 453 401 Swap income 141 - Bank-owned life insurance 191 192 Other noninterest income 8 20 Total noninterest income $ 793 $ 613 Not within the scope of ASC 606. Fees and Service Charges on Deposit Accounts. The Company earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Transaction-based fees, which include services such as ATM use fees, stop payments, statement rendering, and ACH fees, are recognized at the time the transaction is executed as that is the point in time the Company fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of the month, representing the period over which the Company satisfied the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance. 24 (1) (1) (1) (1) (1)

Interchange Income. The Company earns interchange fees from debit cardholder transactions conducted through various payment networks. Interchange fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder. Gain on Sales of Foreclosed Real Estate. The Company records a gain or loss from the sale of foreclosed real estate when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When the Company finances the sale of foreclosed real estate to the buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the foreclosed real estate asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer. In determining the gain or loss on the sale, the Company adjusts the transaction price and related gain (loss) on sale if a significant financing component is present. Note 12. Stock-Based Compensation On October 24, 2018, the Company’s shareholders approved the PCSB Financial Corporation 2018 Equity Incentive Plan (the “Plan”), which permits the grant of stock options and restricted stock and/or restricted stock units. The total number of shares that may be granted under the Plan is 2,543,115, of which 1,816,511 shares may be granted as stock options and 726,604 shares may be granted as restricted stock and restricted stock units. Total compensation cost that has been charged against income for the Plan was $820,000 and $810,000 for the three months ended September 30, 2022 and 2021, respectively. Restricted Stock Awards (“RSAs”) RSAs awarded under the Plan provide for the issuance of shares to both employees and non-employee directors. These awards generally vest over a 5-year period, with 20% vesting each year on the anniversary of the award. All awards were made at the fair value of common stock on the grant date. Compensation expense is recognized over the vesting period of the awards based on the fair value of the stock at grant date. The fair value of the stock was determined to be the closing price of the stock on the NASDAQ exchange. Total shares available for grant under the Plan are 726,000, of which 549,467 shares were granted as of September 30, 2022. The following table presents a summary of RSA activity during the period ended September 30, 2022. Number of Shares Weighted-Average Grant Date Fair Value Unvested granted shares outstanding at July 1, 2022 223,450 $ 18.89 Shares granted - - Shares vested (2,200) 16.21 Shares forfeited - - Unvested granted shares at September 30, 2022 221,250 $ 18.92 As of September 30, 2022, there was $2.4 million of total unrecognized compensation cost related to non-vested shares granted under the Plan. The cost is expected to be recognized over a weighted-average period of 1.4 years. Stock Option Awards Stock options awarded to employees under the Plan are considered incentive stock options (ISOs), up to applicable limits. Option awards are generally granted with an exercise price equal to the market price of the Company’s common stock at the date of grant. Those issued to non-employee directors, as well as those exceeding ISO limitations, are considered non-qualified stock options (NQSOs). Options generally vest over a 5-year period, with 20% vesting each year on the anniversary of the award, however, may not vest more rapidly than over a three-year period, and have a contractual term of 10 years. The Company has a policy of using shares held as a treasury stock to satisfy share option exercises. Currently, the Company has a sufficient number of treasury shares to satisfy the current level of exercisable share options. The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the following table. Expected volatilities are based on the historical volatilities of a peer group of publicly traded financial institutions. The expected term of options granted is based on the simplified 25

"mid-point" approach which utilizes the weighted average vesting period and contractual term. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

Total options available for grant under the Plan are 1,816,511, of which 1,320,963 options were granted as of September 30, 2022. The following table presents a summary of activity related to stock options granted under the Plan, and changes during the period then ended:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Years	Aggregate Intrinsic Value
	(Dollars in thousands, except per share data)			
Options outstanding at July 1, 2022	1,320,963	$ 18.98	6.4	$ 411
Options granted	-	-		
Options expired	-	-		
Options forfeited	-	-		
Options exercised	-	-		
Options outstanding at September 30, 2022	1,320,963	$ 18.98	6.1	$ 37
Exercisable at September 30, 2022	786,578	$ 19.00	6.1	$ 14

As of September 30, 2022, there was $1.4 million of total unrecognized compensation cost related to non-vested stock options granted under the Plan. The cost is expected to be recognized over a weighted-average period of 1.4 years.

Note 13. Leases

As of September 30, 2022, the Company leases real estate for eleven branch offices and one administrative office, including its corporate headquarters, under various operating lease agreements. The Company's leases have maturities which range from 2023 to 2041, some of which include lessee options to extend the lease term. The weighted average remaining life of the lease terms for these leases was 9.4 years as of September 30, 2022.

The operating lease asset and lease liability are determined at the commencement date of the lease based on the present value of the lease payments. As most of our leases do not provide an implicit rate, the Company used its incremental borrowing rate, the rate of interest to borrow on a collateralized basis for a similar term, at the lease commencement date. The Company utilized a weighted average discount rate of 2.49% in determining the lease liability as of September 30, 2022.

The Company made a policy election to exclude the recognition requirements of ASC 842 to short-term leases, those leases with original terms of 12 months or less. Short-term lease payments are recognized in the income statement on a straight-line basis over the lease term. The Company had no short-term lease cost for the three months ended September 30, 2022 or 2021. Certain leases may include one or more options to renew. The exercise of lease renewal options is typically at the Company's discretion and are included in the operating lease liability if it is reasonably certain that the renewal option will be exercised. Certain real estate leases may contain lease and non-lease components, such as common area maintenance charges, real estate taxes, and insurance, which are generally accounted for separately and are not included in the measurement of the lease liability since they are generally able to be segregated. The Company does not sublease any of its leased properties. There were no sale and leaseback transactions, leveraged leases or lease transactions with related parties during the three months ended September 30, 2022 or 2021.

Total operating lease cost was $505,000 for the three months ended September 30, 2022 and 2021, respectively. The right-of-use asset, included in premises and equipment, net, was $8.1 million and the corresponding lease liability, included in other liabilities was $8.4 million as of September 30, 2022.

Future minimum lease payments for the fiscal years ending June 30th and a reconciliation of undiscounted lease cash flows and the lease liability recognized in the consolidated balance sheet as of September 30, 2022 is shown below (in thousands):

26

2023 $ 1,550 2024 1,719 2025 1,426 2026 907 2027 547 Thereafter 3,442 Total future minimum lease payments (undiscounted) 9,591 Discounting effect on cash flows (1,228) Lease liability (discounted) $ 8,363 Note 14. Pending Merger With and Into Brookline Bancorp, Inc. On May 23, 2022, the Company and Brookline Bancorp, Inc (“Brookline”), the holding company of Brookline Bank and Bank Rhode Island, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company will merge with and into Brookline, with Brookline as the surviving corporation (the “Merger”). Following the Merger, PCSB Bank will operate as a separate bank subsidiary of Brookline. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each stockholder of PCSB will receive, at the holder’s election, either $ 22.00 in cash consideration or 1.3284 shares of Brookline common stock for each share of PCSB common stock, subject to allocation procedures to ensure that 60% of the outstanding shares of PCSB common stock will be converted to Brookline common stock. On September 21, 2022, the Company's shareholders approved the Merger Agreement. The consummation of the Merger remains subject to customary closing conditions, including the receipt of regulatory approvals. The Merger is currently expected to be completed in the fourth calendar quarter of 2022. For the three months ended September 30, 2022, the Company recognized $311,000 of merger-related expenses. No merger-related expenses were recognized for the three months ended September 30, 2021. 27

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations. General Management’s discussion and analysis of financial condition at September 30, 2022 and June 30, 2022, and results of operations for the three months ended September 30, 2022 and 2021 is intended to assist in understanding the consolidated financial condition and results of operations of the Company. The information contained in this section should be read in conjunction with the unaudited consolidated financial statements and the notes thereto appearing in Part I, Item 1, of this quarterly report on Form 10-Q and with the audited consolidated financial statements included in the annual report on Form 10-K for the fiscal year ended June 30, 2022. Cautionary Note Regarding Forward-Looking Statements This quarterly report contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. These forward-looking statements include, but are not limited to: • statements of our goals, intentions and expectations; • statements regarding our business plans, prospects, growth and operating strategies; • statements regarding the quality of our loan and investment portfolios; and • estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: • extent, duration and severity of the COVID-19 pandemic and government action in response to the pandemic, including their impact on our business and operations, including the impact on lost fee revenue and operating expenses, as well as their effects on our customers and issuers of securities, including their ability to make timely payments on obligations, service providers, and on economies and markets more generally; • general economic conditions, either nationally or in our market areas, that are worse than expected; • changes in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; • our ability to access cost-effective funding; • fluctuations in real estate values and both residential and commercial real estate market conditions; • demand for loans and deposits in our market area; • our ability to continue to implement our business strategies; • competition among depository and other financial institutions; • inflation and changes in the interest rate environment that reduce our margins and yields, reduce the fair value of financial instruments or reduce the origination levels in our lending business, or increase the level of defaults, losses and prepayments on loans we have made and make whether held in portfolio or sold in the secondary markets; • adverse changes in the securities or credit markets; • changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; • our ability to manage market risk, credit risk and operational risk in the current economic conditions; • our ability to enter new markets successfully and capitalize on growth opportunities; 28

• our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; • changes in consumer spending, borrowing and savings habits; • changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, or the Securities and Exchange Commission; • our ability to retain key employees; • our compensation expense associated with equity allocated or awarded to our employees; and • changes in the financial condition, results of operations or future prospects of issuers of securities that we own. Additional factors that may affect our results are discussed in the annual report on Form 10-K for the fiscal year ended June 30, 2022, under the heading “Risk Factors” and in this quarterly report on Form 10-Q under Part II, Item 1A. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation. Critical Accounting Policies and Critical Accounting Estimates Critical accounting estimates are necessary in the application of certain accounting policies and procedures and are particularly susceptible to significant change. Critical accounting policies are defined as those involving significant judgments, estimates and assumptions by management that could have a material impact on the carrying value of certain assets or on income under different assumptions or conditions. For additional information regarding critical accounting policies, refer to the section captioned “Critical Accounting Policies” in Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the June 30, 2022 Form 10-K. There have been no significant changes in our application of critical accounting policies for the three months ended September 30, 2022. Overview PCSB Financial Corporation (the “Holding Company” and together with its direct and indirect subsidiaries, the “Company”) is a Maryland corporation organized by PCSB Bank (the “Bank”) for the purpose of acquiring all of the capital stock of the Bank issued in the Bank's conversion to stock ownership on April 20, 2017. At September 30, 2022, the significant assets of the Holding Company were the capital stock of the Bank, cash deposited in the Bank, and a loan to the PCSB Bank Employee Stock Ownership Plan (“ESOP”). The liabilities of the Holding Company were insignificant. The Company is subject to the financial reporting requirements of the Securities Exchange Act of 1934, as amended, and regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the New York State Department of Financial Services (the “NYSDFS”). PCSB Bank is a community-oriented financial institution that provides financial services to individuals and businesses within its market area of Putnam, Southern Dutchess, Rockland and Westchester Counties in New York. The Bank is a state-chartered commercial bank, and its deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”). The Bank’s primary regulators are the FDIC and the NYSDFS. The Company's primary market area encompasses all of Putnam and Westchester Counties and parts of Dutchess and Rockland Counties in New York, which are the counties in which our offices are located, and the surrounding areas. It is considered a primary area for growth, particularly for commercial lending and deposit opportunities. Westchester County includes a high concentration of office, medical, retail, industrial, mixed use and multi-family real estate buildings and businesses. Our primary focus in this marketplace is small to middle market businesses in these segments. Rising real estate values and lack of available commercial space in Brooklyn and Manhattan have caused businesses to migrate to central and lower Westchester County, which has increased the demand for flex-industrial and multi-family property loans in our market area. Dutchess, Putnam and Rockland Counties offer similar commercial opportunities to Westchester County, but on a significantly smaller scale, and provide greater opportunities in residential mortgage lending and consumer lending and in retail deposit gathering. The close proximity of Bronx County, New York City, Fairfield County, Connecticut, and Bergen County, New Jersey, to our market area also creates a secondary area of opportunity for office, industrial and multi-family property loans. 29

Selected Financial Ratios The summary information presented below as of and for the three months ended September 30, 2022 and 2021 is derived in part from and should be read in conjunction with the consolidated financial statements of the Company presented in Part I (Dollars in thousands, except per share data). Three Months Ended September 30, 2022 September 30, 2021 Performance Ratios : Return on average assets 0.98% 0.78 % Return on average equity 6.90% 5.29 % Interest rate spread 3.06% 2.71 % Net interest margin 3.19% 2.82 % Efficiency ratio 61.07% 65.59 % Noninterest income to average assets 0.16% 0.13 % Noninterest expense to average assets 1.96% 1.85 % Average interest-earning assets to average interest-bearing liabilities 131.62% 131.14 % Average equity to average assets 14.17% 14.66 % Dividend payout ratio 21.04% 24.24 % As of or for the three months ended September 30, 2022 September 30, 2021 Loans to deposits 84.74% 80.46 % Share Data: Shares outstanding 15,334,323 15,574,310 Book value per common share $ 18.33 $ 17.64 Tangible book value per common share $ 17.93 $ 17.24 Asset Quality Ratios: Non-performing loans receivable $ 7,989 $ 5,732 Non-performing assets $ 7,989 $ 5,732 Allowance for loan losses as a percent of total loans receivable 0.67% 0.68 % Allowance for loan losses as a percent of non-performing loans receivable 113.26% 142.34 % Non-performing loans as a percent of total loans receivable, net 0.59% 0.48 % Non-performing assets as a percent of total assets 0.41% 0.31 % Net recoveries $ (39) $ (265) Net recoveries to average outstanding loans during the period (0.01% ) (0.09% ) Capital Ratios : Tier 1 capital (to adjusted total assets) 13.02% 12.72 % Common equity Tier 1 capital (to risk-weighted assets) 17.27% 17.84 % Tier 1 capital (to risk-weighted assets) 17.27% 17.84 % Total capital (to risk-weighted assets) 17.88% 18.46 % Performance ratios are annualized. Dividends declared per share divided by net income per share. Tangible book value per share is a non-GAAP measure and equals total shareholders' equity, less goodwill and other intangible assets, divided by shares outstanding. We believe this disclosure may be meaningful to those investors who seek to evaluate our equity without giving effect to goodwill and other intangible assets. Reconciliations of GAAP to non-GAAP measures appear below this table. Total loans receivable excludes PPP loans. Represents Bank ratios. 30 (1) (2) (3) (4) (4) (1) (5) (1) (2) (3) (4) (5)

Non-GAAP Financial Measures The following table is a reconciliations of book value per share (GAAP measure) to tangible book value per share (non-GAAP measure) (Dollars in thousands, except share and per share data). As of September 30, 2022 June 30, 2022 Computation of Tangible Book Value per Common Share Total shareholders' equity (GAAP) $ 281,137 $ 277,162 Adjustments: Goodwill (6,106) (6,106) Other intangible assets (77) (89) Tangible common shareholders' equity (Non-GAAP) $ 274,954 $ 270,967 Common shares outstanding 15,334,323 15,334,857 Book value per share (GAAP) $ 18.33 $ 18.07 Adjustments: Effects of intangible assets (0.40) (0.40) Tangible book value per common share (Non-GAAP) $ 17.93 $ 17.67 Financial Condition Cash and Cash Equivalents. Cash and cash equivalents decreased $67.7 million, or 57.2%, to $50.8 million at September 30, 2022 from $118.5 million at June 30, 2022. The decrease is primarily due to a $33.0 million decrease in deposits, a $20.8 million increase in net loans receivable, and a $20.0 million decrease in FHLB advances, partially offset by an $8.4 million decrease in total investment securities. Investment Securities Portfolio. The following table is a summary of the Company's investment securities portfolio, at carrying value, as of September 30, 2022 and June 30, 2022 (Dollars in thousands): September 30, June 30, Increase / (Decrease) 2022 2022 $ % Available for sale debt securities U.S. Government and agency obligations $ 9,443 $ 9,928 $ (485) -4.9 % Corporate 4,765 4,854 (89) -1.8 State and municipal 4,334 4,796 (462) -9.6 Mortgage-backed securities – residential 11,623 12,712 (1,089) -8.6 Mortgage-backed securities – commercial 2,266 2,331 (65) -2.8 Total available for sale debt securities $ 32,431 $ 34,621 $ (2,190) -6.3 % Held to maturity debt securities U.S. Government and agency obligations $ 59,995 $ 59,995 $ - 0.0 % Corporate 52,068 52,076 (8) 0.0 State and municipal 88,490 87,111 1,379 1.6 Mortgage-backed securities – residential 97,886 101,525 (3,639) -3.6 Mortgage-backed securities – collateralized mortgage obligations 22,916 24,198 (1,282) -5.3 Mortgage-backed securities – commercial 84,895 87,544 (2,649) -3.0 Total held to maturity debt securities $ 406,250 $ 412,449 $ (6,199) -1.5 % The decrease in investment securities was primarily the result of principal payments in mortgage-backed securities. Loans Receivable Portfolio. The following table is a summary of the Company's loan portfolio, as of September 30, 2022 and June 30, 2022 (Dollars in thousands): 31

		September 30, 2022		June 30, 2022		Increase / (Decrease) $	%
Mortgage loans							
Residential	$	214,586	$	214,167	$	419	0.2%
Commercial		953,539		942,130		11,409	1.2
Construction		25,307		20,896		4,411	21.1
Net deferred loan origination (fees) costs		(145)		(100)		(45)	45.0
Total mortgage loans		1,193,287		1,177,093		16,194	1.4
Commercial and consumer loans:							
Commercial loans		141,902		136,304		5,598	4.1
Home equity lines of credit		22,955		23,688		(733)	-3.1
Consumer and overdrafts		508		594		(86)	-14.5
Net deferred loan origination costs (fees)		593		620		(27)	-4.4
Total commercial and consumer loans		165,958		161,206		4,752	2.9
Total loans receivable		1,359,245		1,338,299		20,946	1.6
Allowance for loan losses		(9,048)		(8,927)		(121)	1.4
Loans receivable, net	$	1,350,197	$	1,329,372	$	20,825	1.6%

Allowance for Loan Losses. The allowance for loan losses is maintained at a level considered adequate by management to provide for probable incurred loan losses inherent in the loan portfolio at the consolidated balance sheet reporting dates. The allowance for loan losses is based on management's assessment of various factors affecting the loan portfolio, including portfolio composition, delinquent and non-accrual loans, national and local business conditions, loss experience and an overall evaluation of the quality of the underlying collateral.

The allowance for loan losses increased $121,000, or 1.4%, to $9.0 million at September 30, 2022 from $8.9 million at June 30, 2022. The increase is primarily due to loan portfolio growth. Non-performing loans as a percent of total loans receivable were 0.59% as of September 30, 2022, a decrease from 0.69% as of June 30, 2022.

Deposits. Deposits have traditionally been our primary source of funds for our lending and investment activities. The substantial majority of our deposits are from depositors who reside in our primary market area. Deposits are attracted through the offering of a broad selection of deposit instruments for both individuals and businesses.

The following table is a summary of the Company's deposits, as of September 30, 2022 and June 30, 2022 (Dollars in thousands):

		September 30, 2022		June 30, 2022		Increase / (Decrease) $	%
Demand	$	227,635	$	245,297	$	(17,662)	-7.2%
NOW accounts		253,857		243,006		10,851	4.5
Money market accounts		385,470		399,026		(13,556)	-3.4
Savings		402,980		411,332		(8,352)	-2.0
Time deposits		323,324		327,589		(4,265)	-1.3
Total deposits	$	1,593,266	$	1,626,250	$	(32,984)	-2.0%

Federal Home Loan Bank Advances. FHLB advances decreased $20.0 million, or 41.5%, to $28.3 million at September 30, 2022 as compared to $48.3 million at June 30, 2022. This decrease is due to maturities and principal paydowns.

Total Shareholders' Equity. Total shareholders' equity increased $3.9 million, or 1.4%, to $281.1 million at September 30, 2022 from $277.2 million at June 30, 2022. This increase was primarily due to net income of $4.8 million and $1.3 million of stock-based compensation and reduction in unearned ESOP shares for plan shares earned during the period, partially offset by $1.1 million of other comprehensive losses related primarily to unrealized losses on available for sale investment securities driven by higher market interest rates and $1.0 million of cash dividends declared and paid. We would expect that further increases in market interest rates would lead to additional unrealized losses on available for sale investment securities. At September 30, 2022, the Bank was considered "well capitalized" under applicable regulatory guidelines.

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Results of Operations for the Three Months Ended September 30, 2022 and September 30, 2021

Net Income. Net income increased $1.2 million, or 32.2%, to $4.8 million for the three months ended September 30, 2022 compared to $3.6 million for the three months ended September 30, 2021. The increase was primarily due to increases of $2.3 million in net interest income and $180,000 in noninterest income, partially offset by increases of $933,000 in noninterest expense, $338,000 in income tax expense and $69,000 in provision for loan losses.

Net Interest Income. The following tables present information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average tax equivalent yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances have been calculated using daily balances. Nonaccrual loans are included in average balances only. Loan fees are included in interest income on loans and are not material (Dollars in thousands).

	Three Months Ended September 30,					
	2022			2021		
	Average Balance	Interest/ Dividends	Average Rate	Average Balance	Interest/ Dividends	Average Rate
Assets:						
Loans receivable [1]	$ 1,346,194	$ 13,849	4.12 %	$ 1,223,532	$ 12,107	3.96 %
Investment securities [1]	445,231	2,420	2.26	404,565	2,011	2.07
Other interest-earning assets	85,377	487	2.26	160,659	109	0.27
Total interest-earning assets	1,876,802	16,756	3.59	1,788,756	14,227	3.20
Non-interest-earning assets	78,342			76,375		
Total assets	$ 1,955,144			$ 1,865,131		
Liabilities and equity:						
NOW accounts	$ 243,354	250	0.41	$ 182,531	70	0.15
Money market accounts	390,619	376	0.38	350,575	186	0.21
Savings accounts and escrow	422,178	186	0.18	397,292	113	0.11
Time deposits	323,219	852	1.05	367,641	985	1.06
Total interest-bearing deposits	1,379,370	1,664	0.48	1,298,039	1,354	0.41
FHLB advances	46,522	235	2.00	65,935	338	2.03
Total interest-bearing liabilities	1,425,892	1,899	0.53	1,363,974	1,692	0.49
Non-interest-bearing deposits	230,076			207,806		
Other non-interest-bearing liabilities	22,180			19,943		
Total liabilities	1,678,148			1,591,723		
Total shareholders' equity	276,996			273,408		
Total liabilities and shareholders' equity	$ 1,955,144			$ 1,865,131		
Net interest income		$ 14,857			$ 12,535	
Interest rate spread - tax equivalent [2]			3.06			2.71
Net interest margin - tax equivalent [3]			3.19			2.82
Average interest-earning assets to interest-bearing liabilities	131.62 %			131.14 %		

(1) Tax exempt yield is shown on a tax equivalent basis for proper comparison using statutory federal income tax rate of 21% for all periods presented. See reconciliation of GAAP to non-GAAP measures in the table below.

(2) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.

(3) Net interest margin represents annualized net interest income divided by average interest-earning assets. See reconciliation of GAAP to non-GAAP measures in the table below.

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The following table presents information regarding tax equivalent adjustment used in the calculation of certain financial metrics (Dollars in thousands).

	Three Months Ended September 30,	
	2022	2022
Total interest income	$ 16,756	$ 14,227
Total interest expense	1,899	1,692
Net interest income (GAAP)	14,857	12,535
Tax equivalent adjustment	116	89
Net interest income - tax equivalent (non-GAAP)	$ 14,973	$ 12,624

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. Changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume (Dollars in thousands).

	Three Months Ended September 30, 2022 versus 2022		
	Rate	Volume	Net
Interest income:			
Loans receivable	$ 440	$ 1,302	$ 1,742
Investment securities	224	185	409
Other interest-earning assets	452	(74)	378
Total interest-earning assets	1,116	1,413	2,529
Interest expense:			
NOW accounts	150	30	180
Money market accounts	166	24	190
Savings and escrow accounts	66	7	73
Time deposits	(16)	(117)	(133)
FHLB advances	(5)	(98)	(103)
Total interest-bearing liabilities	361	(154)	207
Net increase in net interest income	$ 755	$ 1,567	$ 2,322

Provision for Loan Losses. The provision for loan losses increased for the three months ended September 30, 2022, compared to the same period last year. The increase is primarily due to higher loan portfolio growth in the current period. Recoveries net of charge-offs were $39,000 for the three months ended September 30, 2022, compared to recoveries, net of charge-offs of $265,000 for the same period last year.

Noninterest Income. The following table displays noninterest income for the three months ended September 30, 2022 and 2021 (Dollars in thousands).

	Three Months Ended September 30,		Net Change	
	2022	2021	$	%
Fees and service charges	$ 453	$ 401	$ 52	13.0%
Bank-owned life insurance	191	192	(1)	-0.5%
Swap income	141	-	141	100.0%
Other	8	20	(12)	-60.0%
Total noninterest income	$ 793	$ 613	$ 180	29.4%

The increase in fees and service charges for the three months ended September 30, 2022 compared to the same period last year was primarily the result of increases in deposit and loan processing fees.

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Noninterest Expense. The following table displays noninterest expense for the three months ended September 30, 2022 and 2021 (Dollars in thousands).

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Net Change $	Net Change %
Salaries and employee benefits	$ 5,985	$ 5,773	$ 212	3.7%
Occupancy and equipment	1,403	1,353	50	3.7%
Communication and data processing	610	527	83	15.7%
Professional fees	335	393	(58)	-14.8%
Merger-related expenses	311	-	311	100.0%
Postage, printing, stationery and supplies	174	143	31	21.7%
Advertising	128	100	28	28.0%
FDIC assessment	125	125	-	0.0%
Amortization of intangible assets	12	16	(4)	-25.0%
Other operating expenses	474	194	280	144.3%
Total noninterest expense	$ 9,557	$ 8,624	$ 933	10.8%

The increase in salaries and employee benefits for the three months ended September 30, 2022 compared to the same period last year is primarily driven by higher salary and benefit costs. Merger-related expenses associated with the pending Brookline Bancorp merger largely include professional services fees. The increase in other operating expenses for the three months ended September 30, 2022 compared to the same period last year is primarily due to higher pension costs in the current period.

Income Tax Expense. The effective income tax rate was 20.5% for the three months ended September 30, 2022 as compared to 19.9% for the same period last year.

Management of Market Risk

General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage our exposure to changes in market interest rates. Accordingly, we have established a management-level Asset/Liability Management Committee, which takes initial responsibility for developing an asset/liability management process and related procedures, establishing and monitoring reporting systems and developing asset/liability strategies. On at least a quarterly basis, the Asset/Liability Management Committee reviews asset/liability management with the Investment Asset/Liability Committee of the Board of Directors. This Committee also reviews any changes in strategies as well as the performance of any specific asset/liability management actions that have been implemented previously. On a quarterly basis, an outside consulting firm provides us with detailed information and analysis as to asset/liability management, including our interest rate risk profile. Ultimate responsibility for effective asset/liability management rests with our Board of Directors.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. We have implemented the following strategies to manage our interest rate risk: originating loans with adjustable interest rates; utilizing interest rate swaps, promoting core deposit products; and adjusting the interest rates and maturities of funding sources, as necessary. By following these strategies, we believe that we are better positioned to react to changes in market interest rates.

Net Portfolio Value Simulation. We analyze our sensitivity to changes in interest rates through a net portfolio value of equity ("NPV") model. NPV represents the present value of the expected cash flows from our assets less the present value of the expected cash flows arising from our liabilities. The NPV ratio represents the dollar amount of our NPV divided by the present value of our total assets for a given interest rate scenario. NPV attempts to quantify our economic value using a discounted cash flow methodology while the NPV ratio reflects that value as a form of equity ratio. We estimate what our NPV would be at a specific date. We then calculate what the NPV would be at the same date throughout a series of interest rate scenarios representing immediate and permanent, parallel shifts in the yield curve. We currently calculate NPV under the assumptions that interest rates increase 100 and 200 basis points from current market rates and that interest rates decrease 50 and 100 basis points from current market rates.

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The following table presents the estimated changes in our NPV that would result from changes in market interest rates at September 30, 2022 and June 30, 2022 (Dollars in thousands). All estimated changes presented in the table are within the policy limits approved by our Board of Directors.

	NPV			NPV as Percent of Portfolio Value of Assets	
Basis Point Change in Interest Rates	**Dollar Amount**	**Dollar Change**	**Percent Change**	**NPV Ratio**	**Change (in bps)**
September 30, 2022:					
200	$ 256,664	$ (47,850)	(15.7)%	15.06%	(188)
100	281,394	(23,120)	(7.6)	16.07	(87)
-	304,514	-	-	16.94	-
(100)	335,857	31,343	10.3	18.09	115
(200)	366,247	61,733	20.3	19.10	216
June 30, 2022:					
200	$ 267,563	$ (50,616)	(19.9)%	14.94%	(187)
100	294,042	(24,137)	(7.6)	15.96	(85)
-	318,179	-	-	16.81	-
(100)	349,957	31,778	10.0	17.90	109
(200)	382,642	64,463	20.3	18.96	215

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. The above table assumes that the composition of our interest-sensitive assets and liabilities existing at the date indicated remains constant uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our NPV and will differ from actual results.

Liquidity and Capital Resources

Liquidity. Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

We regularly review the need to adjust our investments in liquid assets based upon our assessment of: (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, and (4) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term securities.

Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At September 30, 2022, cash and cash equivalents totaled $50.8 million, a decrease from $118.5 million as of June 30, 2022. Unpledged securities classified as available for sale, which provide an additional source of liquidity, totaled $9.5 million at September 30, 2022, a decrease from $18.5 million as of June 30, 2022.

We had the ability to borrow up to $223.0 million from the FHLB of New York, at September 30, 2022 of which $28.3 million was outstanding as of September 30, 2022. Additionally, as of September 30, 2022, we had an available line of credit with the FRB of New York's discount window program of $102.8 million, and $25.0 million of fed funds lines of credit, neither of which had outstanding balances as of September 30, 2022.

We have no material commitments or demands that are likely to affect our liquidity other than as set forth below. If loan demand was to increase faster than expected, or any unforeseen demand or commitment was to occur, we could access our borrowing sources detailed above.

We had $14.4 million of loan commitments outstanding as of September 30, 2022 and $171.2 million of approved, but unadvanced, funds to borrowers. We also had $2.9 million in outstanding letters of credit at September 30, 2022.

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Time deposits due within one year of September 30, 2022 totaled $203.0 million. If these deposits do not remain with us, we will be required to seek other sources of funds, including other time deposits and FHLB of New York advances. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the time deposits at September 30, 2022. We believe, however, based on past experience that a significant portion of our time deposits will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered. The Holding Company is a separate legal entity from the Bank and must provide for its own liquidity to pay any dividends to its shareholders, to repurchase shares of its common stock and for other corporate purposes. The Holding Company’s primary source of liquidity is dividend payments it may receive from the Bank. The Bank’s ability to pay dividends to the Holding Company is governed by applicable law and regulations. At September 30, 2022, the Holding Company (on an unconsolidated, stand-alone basis) had liquid assets of $18.0 million. Capital Resources. The Bank is subject to various regulatory capital requirements administered by the NYSDFS and the FDIC. At September 30, 2022, the Bank exceeded all applicable regulatory capital requirements, and the Bank was considered “well capitalized” under applicable regulatory guidelines. See Note 8 to the accompanying unaudited consolidated financial statements. Item 3. Quantitative and Qualitative Disclosures About Market Risk. The information required by this item is included in Part I, Item 2 of this report under "Management of Market Risk." Item 4. Controls and Procedures An evaluation was performed under the supervision and with the participation of the Company’s management, including the Chief Executive Officer and the Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Securities and Exchange Act of 1934, as amended) as of September 30, 2022. Based on that evaluation, the Company’s management, including the Chief Executive Officer and the Chief Financial Officer, concluded that the Company’s disclosure controls and procedures were effective. During the quarter ended September 30, 2022, there have been no changes in the Company’s internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. PART II – OTHER INFORMATION Item 1. Legal Proceedings Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. In addition, the Company has received demand letters from putative stockholders of the Company regarding the pending merger between the Company and Brookline Bancorp, Inc. In addition, on August 25, 2022, a complaint captioned Stephen Bushansky v. PCSB Financial Corporation et al. was filed in the United States District Court, Southern District of New York, naming as defendants the Company and the members of the Company’s board of directors (the “Complaint”). The complaint and the demand letters allege, among other things, that the proxy statement/prospectus contains materially incomplete and misleading information regarding the process that culminated in the merger agreement and the proposed transaction, the valuation analyses performed by the Company’s financial advisor, and potential conflicts of interest in connection with the proposed merger. The relief sought includes enjoining the consummation of the merger unless and until certain additional and allegedly material information is disclosed to the Company’s stockholders, rescinding and setting aside the merger to the extent already implemented, or granting rescissory damages, and awarding the plaintiff the cost of the action, including reasonable attorneys’ and experts’ fees. The Company believes that all allegations in the demand letters and complaint are without merit and intends to defend against them as appropriate. We do not believe that any pending legal proceedings would have a material adverse effect on our consolidated financial condition, results of operations or cash flows. 37

Item 1A. Risk Factors For information regarding the Company’s risk factors, see Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the Securities and Exchange Commission. As of September 30, 2022, the risk factors of the Company have not changed materially from those disclosed in the Annual Report on Form 10-K for the fiscal year ended June 30, 2022. Item 2. Unregistered Sales of Equity Securities and Use of Proceeds of Registered Securities (a) Not applicable (b) Not applicable (c) On February 3, 2021, a repurchase program was authorized by the Board of Directors to repurchase up to 801,856 shares, or 5.0% of the Company’s then outstanding common stock. As of September 30, 2022, the Company repurchased 682,561 shares at an average cost of $18.23 per share. There were no repurchases of PCSB Financial Corporation common stock during the quarter ended September 30, 2022. Item 3. Defaults Upon Senior Securities None. Item 4. Mine Safety Disclosures Not applicable. Item 5. Other Information None. Item 6. Exhibits Exhibit Number Description 3.1 Articles of Incorporation of PCSB Financial Corporation (1) 3.2 Amended and Restated Bylaws of PCSB Financial Corporation (2) 31.1 Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 31.2 Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 32 Certification of Chief Executive Officer and Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 101 The following materials for the quarter ended September 30, 2022, formatted in Inline XBRL (Extensible Business Reporting Language): (i) Consolidated Statements of Financial Condition, (ii) the Consolidated Statements of Operations, (iii) Consolidated Statements of Comprehensive Income, (iv) Consolidated Statements of Changes in Shareholders’ Equity, (v) Consolidated Statements of Cash Flows, and (vi) Notes to Consolidated Financial Statements 104 Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101. (1) Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (Commission File No. 333- 215052). (2) Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on June 24, 2021. 38

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. PCSB FINANCIAL CORPORATION Date: November 4, 2022 /s/ Joseph D. Roberto Joseph D. Roberto Chairman, President and Chief Executive Officer Date: November 4, 2022 /s/ Jeffrey M. Helf Jeffrey M. Helf Senior Vice President and Chief Financial Officer 39